PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(2)
For Commodity-Linked Partial Principal at Risk Securities	Registration Statement Nos. 333-200365
(To Prospectus dated February 16, 2016)	333-200365-12

GLOBAL MEDIUM-TERM NOTES, SERIES F

Senior Notes

Morgan Stanley Finance LLC

GLOBAL MEDIUM-TERM NOTES, SERIES A

Senior Notes

Fully and Unconditionally Guaranteed by Morgan Stanley

Commodity-Linked Partial Principal at Risk Securities

We, Morgan Stanley and Morgan Stanley Finance LLC (“MSFL”), a wholly owned finance subsidiary of Morgan Stanley, may offer from time to time commodity-linked partial principal at risk securities, which we refer to as the securities, that are linked to the performance of commodities and which provide for the repayment of only 90% to 99.9% of the principal at maturity, which we refer to as the minimum payment amount. The securities may be linked to a single commodity or a commodity index or to a basket which may consist of two or more commodities and/or commodity indices as specified in the applicable pricing supplement. We refer to any such basket as a “basket of commodities” and any single commodity, commodity index or basket of commodities that may underlie the securities as the “underlying asset.” The specific terms of any such commodity-linked partial principal at risk securities that we offer, including the name(s) of the underlying commodities and/or underlying commodity indices and the minimum payment amount, will be included in a pricing supplement. If the terms described in the applicable pricing supplement are inconsistent with those described in this prospectus supplement for commodity-linked partial principal at risk securities or the accompanying prospectus, the terms described in the applicable pricing supplement will prevail. The securities will have the following general terms:

•	The securities provide for the repayment of only 90% to 99.9% of the principal, based on the specified minimum payment amount, if held to maturity.

•	At maturity, the securities will pay in cash the minimum payment amount plus an amount, if any, which may not be less than zero, based on the performance of an underlying commodity or the underlying asset.

•	The securities may bear interest, if any, at either a fixed rate or a floating rate, as specified in the applicable pricing supplement payable on the dates specified in the applicable pricing supplement.

•	The securities will be unsubordinated unsecured obligations of ours. All payments under the securities are subject to our credit risk.

•	The securities will be held in global form by The Depository Trust Company, unless the applicable pricing supplement provides otherwise.

The applicable pricing supplement will describe the specific terms of the securities, including any changes to the terms specified in this prospectus supplement. See “Description of Securities—General Terms of the Securities—Terms Specified in Pricing Supplements” on page S-32.

MSFL’s payment obligations on securities issued by it will be fully and unconditionally guaranteed by Morgan Stanley.

Investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page S-23. For risks related to specific commodities or commodity indices, see “Annex I––Certain Additional Commodity and Commodity Index Risks.”

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. LLC, a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL, has agreed to use reasonable efforts to solicit offers to purchase these securities as our agent. The agent may also purchase these securities as principal at prices to be agreed upon at the time of sale. The agent may resell any securities it purchases as principal at prevailing market prices, or at other prices, as the agent determines.

Morgan Stanley & Co. LLC may use this prospectus supplement, the applicable pricing supplement and the accompanying prospectus in connection with offers and sales of the securities in market-making transactions.

These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

MORGAN STANLEY

March 24, 2016

For a description of certain restrictions on offers, sales and deliveries of the securities and on the distribution of this prospectus supplement and the accompanying prospectus relating to the securities, see the section of this prospectus supplement called “Plan of Distribution (Conflicts of Interest).”

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this prospectus supplement nor the accompanying prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

None of this prospectus supplement or the accompanying prospectus is a prospectus for the purposes of the Prospectus Directive (as defined below). This prospectus supplement and the accompanying prospectus have been prepared on the basis that all offers of the securities made to persons in the European Economic Area will be made pursuant to an exemption under the Prospectus Directive from the requirement to produce a prospectus in connection with offers of the securities.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of securities to the public has been made or will be made in that Relevant Member State except that, with effect from and including the Relevant Implementation Date, an offer of such securities may be made to the public in that Relevant Member State at any time:

(1) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(2) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant agent, underwriter or dealer nominated by us for any such offer; or

(3) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities referred to in (1) to (3) above shall require us or any agent, underwriter or dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in each Relevant Member State.

With respect to securities to be offered or sold in the United Kingdom, each of the agent, underwriter, dealer, other agent and remarketing firm participating in the distribution of the securities has represented and agreed, or will represent and agree, that (1) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to us, and (2) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any securities in, from or otherwise involving the United Kingdom.

The communication of this prospectus supplement or the accompanying prospectus and any other documents or materials relating to the issue of securities is not being made, and such documents and/or materials have not been approved, by an authorised person for the purposes of Section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom falling within the definition of investment professionals as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”) or within Article 49(2)(A) to (D) of the Financial Promotion Order, or to any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom the securities are only available to, and any investment or investment activity to which this prospectus supplement or the accompanying prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of its or their contents.

Where securities have a maturity of less than one year from their date of issue and either (a) the issue proceeds are received by us in the United Kingdom or (b) the activity of issuing the securities is carried on from an establishment maintained by us in the United Kingdom, each such security must: (i)(A) have a minimum redemption value of £100,000 (or its equivalent in other currencies) (B) no part of any such security may be transferred unless the redemption value of that part is not less than £100,000 (or its equivalent in other currencies) and (C) be issued only to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses; or (ii) be issued in other circumstances which do not constitute a contravention of Section 19 of the FSMA by us.

With respect to such securities that have a maturity of less than one year, each of the agent, underwriter, dealer, other agent and remarketing firm participating in the distribution of the securities has represented and agreed, or will represent and agree, that (1) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business, and (2) it has not offered or sold and will not offer or sell any such securities other than to persons:

(i) whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses; or

(ii) who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses,

where the issue of the securities would otherwise constitute a contravention of Section 19 of the FSMA by us.

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No.25 of 1948, as amended, the “FIEA”). The securities will not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Law No. 228 of 1949, as amended)) or to others for re-offering or resale, directly or indirectly, in Japan or to or for the account or benefit of a resident of Japan, except pursuant to an exemption from the registration requirements and otherwise in compliance with the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

WARNING: The contents of this prospectus supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement or the accompanying prospectus, you should obtain independent professional advice.

None of the securities have been offered or sold or will be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) (the “SFO”) and any rules made under that Ordinance or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No person has issued or may issue or had or may have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the securities, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the applicable securities law of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

None of this prospectus supplement or the accompanying prospectus have been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore, as amended (the “SFA”), by the Monetary Authority of Singapore and the securities will be offered pursuant to exemptions under the SFA. Accordingly, none of this prospectus supplement or the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any securities may be circulated or distributed, nor may any securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to a relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”), or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable exemption or provision of the SFA. Where securities are subscribed or purchased pursuant to an offer made in reliance on Section 275 by a Relevant Person which is:

(a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b) a trust (where the trustee is not an Accredited Investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

the securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferred for six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(1) to an Institutional Investor or to a Relevant Person, or to any person arising from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law; or

(4) pursuant to Section 276(7) of the SFA or Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations.

The securities may not be offered or sold, directly or indirectly, in or from Switzerland except in circumstances that will not result in the offer of the securities being a public offering in Switzerland within the meaning of the Swiss Federal Code of Obligations (“CO”). Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the securities constitutes a prospectus as that term is understood pursuant to Article 652a or 1156 CO or a listing prospectus pursuant to the listing rules of SIX Swiss Exchange, and neither this prospectus supplement, the accompanying prospectus nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland. The securities are not authorized by or registered with the Swiss Financial Market Supervisory Authority as a foreign collective investment scheme. Therefore, investors do no benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Financial Market Supervisory Authority.

Prospectus

Summary	1
Risk Factors	7
Where You Can Find More Information	11
Consolidated Ratios of Earnings to Fixed Charges
and Earnings to Fixed Charges
and Preferred Stock Dividends	13
Morgan Stanley	14
Morgan Stanley Finance LLC	14
Use of Proceeds	15
Description of Debt Securities	15
Description of Units	43

Description of Warrants	52
Description of Purchase Contracts	56
Description of Capital Stock	58
Forms of Securities	69
Securities Offered on a Global Basis
Through the Depositary	71
United States Federal Taxation	75
Plan of Distribution (Conflicts of Interest)	81
Legal Matters	83
Experts	83
Benefit Plan Investor Considerations	83

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the prospectus and any applicable pricing supplement. We have not authorized anyone else to provide you with different or additional information. We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. As used in this prospectus supplement, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Summary

The following summary describes the commodity-linked partial principal at risk securities, which we refer to as the securities, linked to a single commodity, a commodity index or a basket of commodities , which we refer to as the underlying asset, and which provide for the repayment of only 90% to 99.9% of the principal amount at maturity that we, Morgan Stanley and MSFL, may offer from time to time, in general terms only. You should read the summary together with the more detailed information contained in this prospectus supplement, in the accompanying prospectus and in the applicable pricing supplement. We may also prepare free writing prospectuses that describe the preliminary terms proposed for particular issuances of securities. Any free writing prospectus should also be read in connection with this prospectus supplement and the accompanying prospectus. For purposes of this prospectus supplement, any references to an applicable pricing supplement may also refer to a free writing prospectus, unless the context otherwise requires.

We will sell these securities primarily in the United States, but may also sell them outside the United States or both in and outside the United States simultaneously. In the case of Morgan Stanley, the securities it offers under this prospectus supplement are among the securities referred to as its Series F medium-term notes. The offering of Morgan Stanley’s Series F medium-term notes is referred to as its Series F program. In the case of MSFL, the securities it offers under this product supplement are among the securities referred to as its Series A medium-term notes. The offering of MSFL’s Series A medium-term notes is referred to as its Series A program. See “Plan of Distribution (Conflicts of Interest)” in this prospectus supplement. MSFL’s payment obligations on securities issued by it will be fully and unconditionally guaranteed by Morgan Stanley.

Commodity-Linked Partial Principal at Risk Securities

General terms of the securities	At maturity, the payment due under the securities will be the minimum payment amount plus a supplemental redemption amount, if any, that will not be less than zero, and that is based on the performance of the underlying asset, which we refer to as the commodity percent change or the basket performance, over the life of the securities. The minimum payment amount will determine the percentage of the principal amount that will be subject to repayment at maturity and will be a cash amount equal to 90% to 99.9% of the stated principal amount.

Payment at maturity	At maturity, the payment due under the securities will be the minimum payment amount, plus the supplemental redemption amount, if any. The payment at maturity is subject to our credit risk. The payments due, including any property deliverable, under any securities issued by MSFL, will be fully and unconditionally guaranteed by Morgan Stanley.

The Minimum Payment Amount Provides for the Repayment of Only 90% to 99.9% of the Stated Principal Amount per Security

The minimum payment amount, which will be specified in the applicable pricing supplement, will determine the percentage of the principal amount that will be subject to repayment at maturity by any particular issuance of securities and will be a cash amount equal to 90% to 99.9% of the stated principal amount. The minimum payment amount will always be less than the stated principal amount. If the supplemental redemption amount is less than the difference between the minimum payment amount and the stated principal amount, you will receive less than the stated principal amount at maturity.

If the commodity performance or basket performance, as applicable, is less than, equal to, or not sufficiently greater than, zero, the payment due at maturity under the securities will be less than the stated principal amount per security at maturity.

The applicable pricing supplement may provide for an alternative calculation method for the payment at maturity whereby, if the single commodity or basket of commodities appreciates at all, or does not change in value over the term of the securities, the payment due at maturity will be no less than the stated principal amount per security. In such a scenario, you will be exposed to the depreciation of the single commodity or basket of commodities, subject to the minimum payment amount.

The Supplemental Redemption Amount

Unless otherwise specified in the applicable pricing supplement, the supplemental redemption amount for each security will be equal to the stated principal amount times the applicable participation rate times the commodity percent change or basket performance, as applicable.

The participation rate indicates the extent to which you will participate in any positive commodity percent change or basket performance. If the participation rate is less than 100%, you will participate in less than the full performance of the underlying asset. If the participation rate is greater than 100%, you will participate in the performance on a leveraged basis.

Securities Linked to a Single Commodity or Commodity Index

For securities that are linked to a single commodity or commodity index, unless otherwise specified in the applicable pricing supplement, the supplemental redemption amount will be calculated as follows:

supplemental redemption amount	=	stated principal amount	×	participation rate	×	commodity percent change

where,

stated principal amount	=	the stated principal amount per security, as specified in the applicable pricing supplement

participation rate	=	100%, unless otherwise specified in the applicable pricing supplement

commodity percent change	=	final commodity price – initial commodity price
initial commodity price

OR

final index value – initial index value
initial index value

depending on whether the performance of a commodity or commodity index is to be determined and where,

initial commodity price	=	the price of the underlying commodity on the pricing date or any other date, in each case as specified in the applicable pricing supplement

final commodity price	=	the price of the underlying commodity on the determination date, as specified in the applicable pricing supplement

initial index value	=	the value of the underlying commodity index on the pricing date or any other date, in each case as specified in the applicable pricing supplement

final index value	=	the value of the underlying commodity index on the determination date, as specified in the applicable pricing supplement

If the commodity percent change is equal to or less than zero, the supplemental redemption amount will be zero. Therefore, the payment due under the securities at maturity will be only the minimum payment amount for each security that you hold, and there will be no supplemental redemption amount. As the minimum payment amount is less than the stated principal amount, this will mean that you will lose money on your initial investment.

Securities linked to a Basket of Commodities

For securities that are linked to a basket of commodities, unless otherwise specified in the applicable pricing supplement, the supplemental redemption amount will be calculated as follows:

supplemental redemption amount	=	stated principal amount	×	participation rate	×	basket performance

where,

stated principal amount	=	the stated principal amount per security payable on the maturity date, as specified in the applicable pricing supplement

participation rate	=	100%, unless otherwise specified in the applicable pricing supplement

basket performance	=	the sum of the commodity performance values for each commodity or commodity index in the basket (which we refer to as a basket commodity) as specified in the applicable pricing supplement

commodity performance value	=	the product of (i) the commodity percent change and (ii) the weighting, for each basket commodity

weighting	=	the weighting for each basket commodity specified in the applicable pricing supplement and where,

“commodity percent change,” “initial commodity price,” “final commodity price,” “initial index value” and “final index value,” as applied to each basket commodity, are as defined above under the heading “—Securities linked to a Single Commodity or Commodity Index.”

If the basket performance is equal to or less than zero, the supplemental redemption amount will be zero. Therefore, the payment due under the securities will be only the minimum payment amount for each security that you hold, and there will be no supplemental redemption amount. As the minimum payment amount is less than the stated principal amount, this will mean that you will lose money on your initial investment.

Other features of commodity-linked partial principal at risk securities	Certain commodity-linked partial principal at risk securities may have features that differ from the basic commodity-linked partial principal at risk securities described above. An issuance of commodity-linked partial principal at risk securities may include the features listed below.

Securities with a Jump Amount:

For issuances of securities with a jump amount, as specified in the applicable pricing supplement, the mechanics described above under “—Payment at maturity” will apply, except that:

The supplemental redemption amount will equal:

(i) if the commodity percent change or basket performance, as applicable, is less than, or equal to, zero, $0; or

(ii) if the commodity percent change or basket performance, as applicable, is greater than zero, either (as specified in the applicable pricing supplement):

(1) the jump amount, or

(2) the greater of:

• (a) the jump amount; and

• (b) the stated principal amount times (x) the applicable participation rate times (y) the commodity percent change or basket performance, as applicable where,

jump amount	=	the jump amount specified in the applicable pricing supplement

Securities with Multiple Determination Dates:

For issuances of securities that have multiple determination dates, which will be specified in the applicable pricing supplement, the applicable provisions described above under “—Payment at maturity” will apply, except that, in lieu of the final commodity price, final index value or final basket commodity price, as applicable, we will use the final average commodity price, final average index value or final average basket commodity price, as applicable, defined as follows:

• the final average commodity price will equal the arithmetic average of the price of the underlying commodity on each of the relevant determination dates, as calculated by the Calculation Agent on the final determination date,

• the final average index value will equal the arithmetic average of the closing values of the underlying commodity index on the relevant determination dates, as calculated by the Calculation Agent on the final determination date, or

• the final average basket commodity price with respect to each basket commodity will equal the final average commodity price or the final average index value, as applicable, for such basket commodity.

See “Description of Securities—General Terms of the Securities—Some Definitions” for the definition of terms related to notes with multiple determination dates.

Issue price of the securities includes commissions and projected profit	The issue price of the securities, which will be specified in the applicable pricing supplement, includes the agent’s commissions paid with respect to the securities and the cost of hedging our obligations under the securities. The cost of hedging includes the projected profit that our affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the issue price of the securities includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the securities. See “Risk Factors—The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices” and “Use of Proceeds and Hedging” below.

Interest	The securities may pay interest, if any, at either a fixed rate or a floating rate, as specified in the applicable pricing supplement, and may pay such interest, if any, on the interest payment dates specified in the applicable pricing supplement.

Other terms of the securities	• The securities will not be listed on any securities exchange, unless we specify otherwise in the applicable pricing supplement.

• The securities will be unsubordinated unsecured obligations of ours.

• The applicable pricing supplement will specify whether the securities will be callable by us.

• The securities will be denominated in U.S. dollars, unless we specify otherwise in the applicable pricing supplement.

• You will not have the right to present the securities to us for repayment prior to maturity, unless we specify otherwise in the applicable pricing supplement.

• The securities may be issued at a discount to their stated principal amount.

• We may from time to time, without your consent, create and issue additional securities of any series with the same terms as the securities previously issued so that they may be combined with the earlier issuance.

Our call right	If so specified in the applicable pricing supplement, we will have the right to call the securities, in whole or in part, beginning on the initial call date specified in the applicable pricing supplement. If we decide to call the securities, we will:

• send a notice announcing that we have decided to call the securities;

• specify in the notice the call price that we will pay you in exchange for each security; and

• specify in the notice a call date when you will receive the call price. The call date will be at least 10 calendar days and no more than 30 calendar days after the date of the notice, or within the redemption notice period specified in the applicable pricing supplement.

The call price or call prices will be specified in the applicable pricing supplement. In the case of securities issued with original issue discount, the call price on any call date will include the yield that will have accrued on the security since the most recent date for which a call price is specified.

Morgan Stanley Capital Group Inc. will be the Calculation Agent	We have appointed our affiliate, Morgan Stanley Capital Group Inc. or its successors, which we refer to as MSCG, to act as Calculation Agent for us with respect to the commodity-linked partial principal at risk securities. As Calculation Agent, MSCG will determine the initial commodity price, initial index value or initial basket commodity price, as applicable, the final commodity price, final index value or final basket commodity price (or final average commodity price, final average index value or final average basket commodity price), as applicable, the percentage change in the value of the underlying asset, the supplemental redemption amount, if any, and the payment at maturity and whether a market disruption event has occurred. Moreover, certain determinations made by MSCG, in its capacity as Calculation Agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the value of any underlying asset in the event of a discontinuance of the relevant underlying asset. These potentially subjective determinations may affect the payout to you at maturity. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us. We may appoint another of our affiliates, including Morgan Stanley & Co. LLC, which we refer to as MS & Co., or Morgan Stanley Capital Services LLC, to act as Calculation Agent for us with respect to the commodity-linked partial principal at risk securities which we will specify in the applicable pricing supplement.

Morgan Stanley & Co. LLC will be the agent; conflicts of interest	The agent for the offering of the securities, MS & Co., a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL, will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account without the prior written approval of the customer. See “Plan of Distribution (Conflicts of Interest)” in this prospectus supplement.

Forms of securities	The commodity-linked partial principal at risk securities will be issued in fully registered form and will be represented by a global security registered in the name of a nominee of The Depository Trust Company, as depositary, unless we indicate in the applicable pricing supplement that they will be represented by certificates issued in definitive form. We will not issue book-entry securities as certificated securities except under the circumstances described in “Forms of Securities—The Depositary” in the accompanying prospectus, under which heading you may also find information on The Depository Trust Company’s book-entry system.

The securities should be treated as short-term debt instruments for U.S. federal income tax purposes if the term of the securities is equal to or less than one year	Generally, unless otherwise provided in the applicable pricing supplement, if the term of the securities is equal to or less than one year (after taking into account the last possible date that the securities could be outstanding under the terms of the securities), the securities should be treated as “short-term” debt instruments for U.S. federal income tax purposes. Certain aspects of the tax treatment of an investment in such securities are uncertain.

The securities should be treated as contingent payment debt instruments for U.S. federal income tax purposes if the term of the securities is more than one year	Generally, unless otherwise provided in the applicable pricing supplement, if the term of the securities is more than one year (after taking into account the last possible date that the securities could be outstanding under the terms of the securities), the securities should be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of this prospectus supplement called “United States Federal Taxation.” Under this treatment, if you are a U.S. taxable investor, you generally will be subject to annual income tax based on the comparable yield (as defined in this prospectus supplement) of the securities even though you may not receive any stated interest on the securities. In addition, any gain recognized by U.S. taxable investors on the sale, exchange or at maturity of the securities generally will be treated as ordinary income.

You should review carefully the section entitled “United States Federal Taxation” in this prospectus supplement.

You also should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the securities in light of your particular circumstances as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Where you can find more information on the securities	Because this is a summary, it does not contain all of the information that may be important to you, including the specific requirements for the exercise of our call right. You should read the “Description of the Securities” section in this prospectus supplement and the “Description of Debt Securities” section in the accompanying prospectus for a detailed description of the terms of the securities. You should also read about some of the risks involved in investing in the securities in the section of this prospectus supplement called “Risk Factors.”

We urge you to consult with your investment, legal, accounting and other advisers with regard to any investment in the securities.

How to reach us	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

estimated value and secondary market priceS of the Commodity-Linked Partial Principal at Risk Securities

Our Estimated Value of the Securities

Unless otherwise specified in the applicable pricing supplement, the original issue price for each offering of securities will include costs associated with issuing, selling, structuring and hedging the securities, which will be borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than the original issue price. Our estimate of the value of the securities as determined on the pricing date will be set forth on the cover of the applicable pricing supplement.

Determining the Estimated Value of the Securities

Unless otherwise specified in the applicable pricing supplement, in valuing the securities on the pricing date, we will take into account that the securities comprise both a debt component and a performance-based component linked to the underlying asset. The estimated value of the securities will be determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying asset, instruments based on the underlying asset (or the component securities), volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

Determining the Economic Terms of the Securities

Unless otherwise specified in the applicable pricing supplement, in determining the economic terms for each offering of securities, such as the participation rate or any other economic terms, we will use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms for such offering of securities would be more favorable to you.

The Relationship Between the Estimated Value on the Pricing Date and the Secondary Market Price of the Securities

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying asset, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, unless otherwise specified in the applicable pricing supplement, because the costs associated with issuing, selling, structuring and hedging the securities will not be fully deducted upon issuance, for a predetermined period of time following the original issue date (to be specified in the applicable pricing supplement), to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying asset, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

For additional information on the estimated value and the secondary market prices of the securities, see “Risk Factors—The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices” and “—The estimated value of the securities, as set forth in the applicable pricing supplement, will be determined by reference to our pricing and valuation models, which may differ from those of other dealers, and will not represent a maximum or minimum secondary market price” below.

Hypothetical Payments on the Commodity-Linked Partial Principal at Risk Securities

The following examples illustrate the payment at maturity on the securities for a range of hypothetical issuances of securities with the following characteristics: (a) securities linked to a single commodity or commodity index; (b) securities linked to a basket of commodities; (c) securities linked to a single commodity or commodity index or a basket of commodities with a jump amount; and (d) securities with multiple determination dates.

(a) Securities linked to a single commodity or commodity index:

Presented below are two hypothetical examples showing how the payment at maturity on the securities, including the supplemental redemption amount, is calculated for securities linked to a single commodity or commodity index.

Example 1:

The final index value / final commodity price is greater than the initial index value / initial commodity price.

Hypothetical stated principal amount: $1,000
Hypothetical minimum payment amount: $950 (95% of the stated principal amount)

Hypothetical participation rate: 120%

Hypothetical initial index value / initial commodity price: 60

Hypothetical final index value / final commodity price: 66

Your payment at maturity will equal the hypothetical minimum payment amount of $950 plus a supplemental redemption amount, if any, calculated as:

Supplemental redemption amount	=	$1,000 ×	participation rate	×	commodity percent change

where:

Commodity percent change	=	final index value or final commodity price – initial index value or initial commodity price initial index value or initial commodity price

Using the above hypothetical figures, the commodity percent change in this example would equal:

Commodity percent change	=	(66 – 60)	=	0.10 (10%)
60

Accordingly, the supplemental redemption amount in this example would equal:

Supplemental redemption amount	=	$1,000 ×	120%	×	10%	=	$120

In this example, the final index value / final commodity price has increased 10% over the initial index value / initial commodity price. Therefore your payment at maturity for each $1,000 principal amount of securities is $1,070, which is the sum of the minimum payment amount of $950 plus the supplemental redemption amount of $120.

Example 2:

The final index value / final commodity price is less than the initial index value / initial commodity price and accordingly, the commodity percent change is less than zero.

Hypothetical stated principal amount: $1,000
Hypothetical minimum payment amount: $950 (95% of the stated principal amount)

Hypothetical participation rate: 120%

Hypothetical initial index value / initial commodity price: 60

Hypothetical final index value / final commodity price: 54

Using the above hypothetical figures, the commodity percent change in this example would equal:

Commodity percent change	=	(54 – 60)	=	– 0.10 (– 10%)
60

Accordingly, the supplemental redemption amount in this example would equal:

Supplemental redemption amount	=	the greater of
		$0; and
		$1,000 ×	120%	×	– 10%
	=	$0

In this example, the commodity percent change is less than zero and therefore the supplemental redemption amount will be zero. As no supplemental redemption amount is payable, the payment at maturity per security will equal only the minimum payment amount of $950, which represents a 5% loss on your initial investment.

(b) Securities linked to a basket of commodities:

Presented below are two hypothetical examples showing how the payment on the securities, including the supplemental redemption amount, is calculated for securities linked to a basket of commodities. In these examples we have assumed a single determination date and that the underlying basket commodities are The Bloomberg Commodity IndexSM (the “index”), Copper-Grade A (“copper”), Special High-Grade Zinc (“zinc”) and West Texas Intermediate light sweet crude oil (“WTI crude oil”).

Example 1:

All commodity performance values are positive.

Commodity	Weighting	Hypothetical Initial Commodity Price/Index Value	Hypothetical Final Commodity Price/Index Value
Index	30%	157.29	173.02
Copper	25%	9,620.00	10,582.00
Zinc	25%	2,259.00	2,484.90
WTI crude oil	20%	82.89	91.18

Basket Performance = Sum of Commodity Performance Values

plus

plus

plus

So, using the hypothetical prices above,

plus

plus

plus

equals

basket performance = 10%

Basket Performance is Positive. The Payment due at Maturity will be the Minimum Payment Amount + Supplemental Redemption Amount.

Hypothetical stated principal amount = $1,000

Hypothetical minimum payment amount = $950 (95% of the stated principal amount)

Hypothetical participation rate = 100%

Hypothetical basket performance = 10%

Supplemental redemption amount = $1,000 × participation rate × basket performance

    = $1,000 × 100% × 10% = $100

Because the basket performance is greater than zero, a supplemental redemption amount will be due under the securities. Therefore, the total payment at maturity per security will be $1,050, which is the sum of the minimum payment amount of $950 and a supplemental redemption amount of $100.

Example 2:

Some commodity performance values are positive, while others are negative.

Commodity	Weighting	Hypothetical Initial Commodity Price/Index Value	Hypothetical Final Commodity Price/Index Value
Index	30%	157.29	141.56
Copper	25%	9,620.00	10,582.00
Zinc	25%	2,259.00	2,033.10
WTI crude oil	20%	82.89	91.18

Basket Performance = Sum of Commodity Performance Values

So, using the hypothetical prices above,

plus

plus

plus

equals

basket performance = – 1%

Basket Performance is 0% or Negative. The Payment due at Maturity will be the Minimum Payment Amount.

Hypothetical stated principal amount = $1,000

Hypothetical minimum payment amount = $950 (95% of the stated principal amount)

Hypothetical participation rate = 100%

Hypothetical basket performance = – 1%

Supplemental redemption amount = $0

Because the basket performance is less than (or equal to) 0%, the supplemental redemption amount will be $0 and the total payment at maturity per security will only equal the minimum payment amount of $950 per security, which represents a 5% loss on your initial investment.

In the above example, the final prices of two of the basket commodities—copper and WTI crude oil (with a combined weighting of 45% of the basket)—are each 10% higher than their respective initial commodity prices, but the final index value and final commodity price, respectively, of the two other basket commodities—the index and zinc (with a combined weighting of 55% of the basket)—are each 10% lower than the initial index value and initial commodity price for those basket commodities. Accordingly, although two of the basket commodities have positive commodity performance values and two have negative commodity performance values as of the final determination date, the basket performance is less than zero due in part to the weighting of the commodities within the basket.

(c) Securities linked to a single commodity or commodity index or a basket of commodities with a jump amount:

Presented below are three hypothetical examples showing how the payment on the securities, including the supplemental redemption amount, is calculated for securities linked to a single commodity or commodity index or a basket of commodities with a jump amount. In these examples we have assumed that the jump amount is $200, that the participation rate is 100% and that the minimum payment amount is $950.

Example 1:

Commodity Percent Change is Positive and Greater than 20%. The Payment due at Maturity will be 20% + Any Return Above 20%.

Hypothetical commodity percent change = 25%

Supplemental redemption amount = greater of:

•	$200; and

•	$1,000 × participation rate × commodity percent change

= $1,000 × 100% × 25% = $250

Because the commodity percent change is greater than 20%, the payment due per security will be a supplemental redemption amount that is greater than $200. Therefore, the total payment at maturity per security will be $1,200, which is the sum of the $950 minimum payment amount and a supplemental redemption amount of $250.

Example 2:

Commodity Percent Change is Positive but Less than or Equal to 20%. The Payment due at Maturity will Provide Only a 20% Return.

Hypothetical commodity percent change = 1%

Supplemental redemption amount = greater of:

•	$200; and

•	$1,000 × participation rate × commodity percent change

= $1,000 × 100% × 1% = $10

Because the commodity percent change is positive but less than 20%, the payment due at maturity per security will be a supplemental redemption amount of $200. Therefore, the total payment at maturity per security will be $1,150, which is the sum of the $950 minimum payment amount and a supplemental redemption amount of $200.

Example 3:

Commodity Percent Change is 0% or Negative. The Payment due at Maturity will be Only the Minimum Payment Amount.

Hypothetical commodity percent change = – 5%

Supplemental redemption amount = $0

Because the commodity percent change is less than (or equal to) 0%, the supplemental redemption amount will be $0 and the total payment at maturity per security will equal only the $950 minimum payment amount per security, which represents a 5% loss on your initial investment.

(d) Securities with multiple determination dates:

Presented below are four hypothetical examples showing how the payment on the securities is calculated for securities with multiple determination dates. In these examples, we have assumed that the securities are linked to a single commodity index with an initial index value equal to 1,000, that the participation rate is 100% and that the minimum payment amount is $950.

The supplemental redemption amount, if any, is based on the final average index value, which equals the arithmetic average of the index closing values of the underlying commodity index on the determination dates (four dates in our examples below) specified in the applicable pricing supplement. Because the value of the underlying commodity index may be subject to significant fluctuations over the period covered by the determination dates, it is not possible to present a chart or table illustrating the complete range of possible payments at maturity. The examples of the hypothetical payment calculations that follow are intended to illustrate the effect of general trends in the final index value of the underlying commodity index over such period on the amount payable to you at maturity. However, the underlying commodity index may not increase or decrease over such period in accordance with any of the trends depicted by the hypothetical examples below.

The following four examples illustrate the payment at maturity on the securities for a range of hypothetical index closing values in a hypothetical issuance with four determination dates and demonstrate the impact of basing the calculation of the supplemental redemption amount for the securities on the final average index value.

	Example 1	Example 2	Example 3	Example 4
	Index Closing Value	Index Closing Value	Index Closing Value	Index Closing Value
1st Determination Date	1,300	1,100	1,300	1,100
2nd Determination Date	1,400	1,000	1,400	900
3rd Determination Date	1,500	900	1,200	850
Final Determination Date	1,600	800	1,000	1,250
Final Average Index Value:	1,450	950	1,225	1,025
Supplemental Redemption Amount:	$450	$0.00	$225	$25
Hypothetical Minimum Payment Amount:	$950	$950	$950	$950
Payment at Maturity on a $1,000 Stated Principal Amount:	$1,400	$950	$1,175	$975

•	In Example 1, the index closing value increases on each determination date and, due to the averaging of the index closing values over the determination dates, the final average index value of 1,450 is lower than the index closing value of 1,600 on the final determination date. At maturity, for each security, the payment due will be $1,400, the sum of the hypothetical minimum payment amount of $950 and the supplemental redemption amount of $450. The return on the securities at maturity represents a 40% increase above the stated principal amount, which is less than the simple index return of 60% over the term of the securities.

•	In Example 2, the index closing value increases on the first determination date relative to the initial index value, but declines on each of the three subsequent determination dates. Due to the averaging of the index closing values over the determination dates, the final average index value of 950 is higher than the index closing value of 800 on the final determination date. However, because the final average index value is less than the initial index value, there is no supplemental redemption amount. Further, since the hypothetical minimum payment amount is only $950, the payment due will be only $950 for each security at maturity, which represents a loss of 5% on the stated principal amount.

•	In Example 3, the index closing value reaches a high of 1,400 on the second determination date and declines on subsequent determination dates. At maturity, the final average index value of 1,225 is higher than the index closing value of 1,000 on the final determination date. At maturity, for each security, the payment due will be $1,175, the sum of the hypothetical minimum payment amount of $950 and the supplemental redemption amount of $225. The return on the securities at maturity represents a 17.5% increase above the stated principal amount, even though the simple index return over the term of the securities is 0%.

•	In Example 4, the index closing value increases on the first determination date relative to the initial index value, but declines on each of the subsequent two determination dates to a low of 850 and increases on the final determination date. At maturity, the final average index value of 1,025 is less than the index closing value of 1,250 on the final determination date but slightly more than the initial index value. However, because the final average index value has not increased sufficiently above the initial index value, the supplemental redemption amount of $25 per security means that the payment due at maturity will be only $975 (the hypothetical minimum payment amount of $950 plus $25), which is less than the stated principal amount. Accordingly, even though the simple index return was 25% over the term of the securities, the payment at maturity represents a 2.5% loss on the stated principal amount.

Risk Factors

The commodity-linked partial principal at risk securities are not secured debt, generally do not pay interest, may not pay more than the minimum payment amount at maturity and are riskier than ordinary debt securities. Any payment due at maturity in excess of the minimum payment amount will be linked to the performance of the underlying asset. Investing in the securities is not equivalent to investing directly in the underlying asset. This section describes the most significant risks relating to the securities. You should carefully consider whether the securities are suited to your particular circumstances before you decide to purchase them.

The securities do not guarantee repayment of the stated principal amount at maturity

The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee a full return of the stated principal amount at maturity. If the final index value, final average index value, final commodity price or final average commodity price, as applicable, is less than or not sufficiently above the initial index value or initial commodity price, as applicable, or if the basket performance is less than or not sufficiently greater than zero, you will receive less than the stated principal amount for each security you hold at maturity. The supplemental redemption amount must be at least equal to the difference between the minimum payment amount and the stated principal amount before you receive a payment at maturity which is equal to or greater than the stated principal amount.

Unlike ordinary senior notes, the securities may not pay interest

The terms of the securities differ from those of ordinary debt securities in that we generally do not pay interest on the securities. Because the supplemental redemption amount due at maturity may equal zero, the return on your investment in the securities (the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the minimum payment amount at maturity will result in a loss on your initial investment. The securities have been designed for investors who are willing to forgo market floating interest rates on the securities in exchange for a supplemental amount based on the positive performance, if any, of the underlying asset.

The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities

You are dependent on our ability to pay all amounts due on the securities at maturity, and, therefore, you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market's view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in our credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

As a finance subsidiary, MSFL has no independent operations and will have no independent assets

As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of the securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

Securities issued by MSFL will not have the benefit of any cross-default or cross-acceleration with other indebtedness of MSFL or Morgan Stanley; a Morgan Stanley covenant default or bankruptcy, insolvency or reorganization event does not constitute an event of default with respect to MSFL securities

The securities issued by MSFL will not have the benefit of any cross-default or cross-acceleration with other indebtedness of MSFL or Morgan Stanley. In addition, a covenant default by Morgan Stanley, as guarantor, or an event of bankruptcy, insolvency or reorganization of Morgan Stanley, as guarantor, does not constitute an event of default with respect to any securities issued by MSFL. See “Description of Debt Securities—Events of Default” in the accompanying prospectus.

Prices for the underlying commodities or underlying commodity indices may change unpredictably and affect the value of the securities in unforeseeable ways

Investments, such as the securities, linked to the prices of commodities or a commodity based index, are considered speculative, and prices for commodities or the level of a commodity based index, and related contracts may fluctuate significantly over short periods for a variety of factors, including: changes in supply and demand relationships, governmental programs and policies, national and international political and economic events, including war and hostilities, changes in interest and exchange rates, trading activities in commodities and related contracts, pestilence, technological change, weather, and agricultural, trade, fiscal, monetary and exchange control policies. The price volatility of each underlying asset also affects the value of the forwards and forward contracts related to that underlying asset and therefore its price at any such time. These factors may affect the prices of the underlying commodities or underlying commodity indices and may cause the prices for underlying commodities or underlying commodity indices to move in inconsistent directions and at inconsistent rates which will affect the value of your securities in varying ways.

Specific commodities prices are volatile and are affected by numerous factors

For special risks related to certain underlying commodities or underlying commodity indices that may be specified in the applicable pricing supplement, please see the relevant descriptions in “Annex I––Certain Additional Commodity Risks and Commodity Index Risks.”

The securities may not be listed on any securities exchange and secondary trading may be limited

Unless we specify otherwise in the applicable pricing supplement, the securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

The market price of the securities will be influenced by many unpredictable factors

Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including:

•	the price of each of the underlying commodities, the value of each of the underlying commodity indices and the price of each of the commodities futures contracts included in the underlying commodity indices (the “index commodities”), at any time and, in particular, on any specified determination date,

•	the volatility (frequency and magnitude of changes in value) of the underlying commodities, the underlying commodity indices and the index commodities,

•	the market prices of the underlying commodities and the futures contracts on such underlying commodities and of the index commodities, and the volatility of such prices,

•	trends of supply and demand for the underlying commodities and the index commodities at any time,

•	interest and yield rates in the market,

•	geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the underlying commodities or underlying commodity indices or commodities markets generally and that may affect the final prices,

•	the time remaining to the maturity of the securities, and

•	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. For example, you may have to sell your securities at a substantial discount from the stated principal amount if at the time of sale the value of the underlying asset is at, below or not sufficiently above their respective initial commodity prices or initial index values, as applicable, or if market interest rates rise.

You cannot predict the future performance of the underlying asset based on their historical performance. We cannot guarantee that the performance of the underlying asset will be sufficiently positive so that the payment due at maturity will be an amount per security in excess of the minimum payment amount of the securities. If you receive only the minimum payment amount, or the minimum payment amount and a supplemental redemption amount that is less than the difference between the stated principal amount and the minimum payment amount, you will experience a loss on your investment.

Single commodity prices tend to be more volatile than, and may not correlate with, the prices of commodities generally

The payment at maturity on the securities may be linked exclusively to the price of a single underlying commodity and not to a diverse basket of commodities or a broad-based commodity index. For such securities, the price of the underlying commodity may not correlate to, and may diverge significantly from, the prices of commodities generally. Because these securities are linked to the price of a single commodity, they carry greater risk and may be more volatile than a security linked to the prices of multiple commodities or a broad-based commodity index. The prices of many individual commodities may be, and have recently been, highly volatile, and there can be no assurance that the volatility will lessen. See “Annex I: Certain Additional Commodity and Commodity Index Risks.”

Legal and regulatory changes could adversely affect the return on and value of your securities

Futures contracts and options on futures contracts, including those related to the underlying commodities or the index commodities, are subject to extensive statutes, regulations, and margin requirements. The Commodity Futures Trading Commission, commonly referred to as the “CFTC,” and the exchanges on which such futures contracts trade are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, certain exchanges have regulations that limit the amount of fluctuations in futures contract prices that may occur during a single five-minute trading period. These limits could adversely affect the market prices of relevant futures and options contracts and forward contracts. The regulation of commodity transactions in the U.S. is subject to ongoing modification by government and judicial action. In addition, various non-U.S. governments have expressed concern regarding the disruptive effects of speculative trading in the commodity markets and the need to regulate the derivative markets in general. The effect on the value of the securities of any future regulatory change is impossible to predict, but could be substantial and adverse to the interests of holders of the securities.

For example, the Dodd-Frank Act, which was enacted on July 21, 2010, requires the CFTC to establish limits on the amount of positions that may be held by any person in certain commodity futures contracts and swaps, futures and options that are economically equivalent to such contracts. While the effects of these or other regulatory developments are difficult to predict, when adopted, such rules may have the effect of making the markets for commodities, commodity futures contracts, options on futures contracts and other related derivatives more volatile and over time potentially less liquid. Such restrictions may force market participants, including us and our affiliates, or such market participants may decide, to sell their positions in such futures contracts and other instruments subject to the limits. If this broad market selling were to occur, it would likely lead to declines, possibly significant declines, in commodity prices, in the price of such commodity futures contracts or instruments and potentially, the value of the securities.

The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices

Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a predetermined period of time following the original issue date (to be specified in the applicable pricing supplement), to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying asset, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

The estimated value of the securities, as set forth in the applicable pricing supplement, will be determined by reference to our pricing and valuation models, which may differ from those of other dealers, and will not represent a maximum or minimum secondary market price

These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date will not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of the applicable pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities will be influenced by many unpredictable factors” above.

Changes in the value of one or more of the basket commodities may offset each other

For securities where the supplemental redemption amount is based on a basket of two or more commodities or commodity indices, price movements in the basket commodities may not correlate with each other. At a time when the price of one or more of the basket commodities increases, the price of one or more of the other basket commodities may increase to a lesser extent or may even decline. Therefore, in calculating the basket performance on a determination date, increases in the value of one or more of the basket commodities may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket commodities. You will be able to review the historical prices of each of the basket commodities in the section called “Historical Information” in the applicable pricing supplement. You cannot predict the future performance of any of the basket commodities or of the basket as a whole, or whether increases in the levels of any of the basket commodities will be offset by decreases in the levels of other basket commodities, based on their historical performance. For some securities, the basket components will not all have the same basket component weightings and one or more basket components may have weightings that are greater, or substantially greater, than the other basket components. For these securities, the same percentage change over the life of the securities of two of the basket components which have different basket component weightings would have different effects on the final basket value because of their unequal basket component weightings.

Adjustments to any underlying commodity index or indices could adversely affect the value of the securities

The underlying commodity index publishers are responsible for calculating and maintaining any underlying commodity index or indices. The underlying commodity index publishers can add, delete or substitute the commodity contracts included in any underlying commodity index or make other methodological changes that could change the value of such underlying commodity index. The underlying commodity index publishers may discontinue or suspend calculation or dissemination of any underlying commodity index or indices. Any of these actions could adversely affect the value of the securities. The underlying commodity index publishers have no obligation to consider your interests in calculating or modifying any underlying commodity index or indices.

The underlying commodity index publishers may discontinue or suspend calculation or publication of any underlying commodity index at any time. In these circumstances, MSCG, as the Calculation Agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying commodity index. MSCG could have an economic interest that is different than that of investors in the securities insofar as, for example, MSCG is not precluded from considering indices that are calculated and published by MSCG or any of its affiliates. If MSCG determines that there is no appropriate successor index, at maturity the payment on the securities will be an amount based on the closing prices of the commodities included in the underlying commodity index at the time of such discontinuance, without rebalancing or substitution, computed by the Calculation Agent in accordance with the formula for calculating the underlying commodity index last in effect prior to discontinuance of such index.

Higher future prices of the index commodities relative to their current prices may adversely affect the value of the underlying commodity index and the value of the securities.

For securities linked to an underlying commodity index, whether alone or as part of a basket, the underlying commodity index will be composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the futures contracts that compose an underlying commodity index approach expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in September may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This process is referred to as “rolling.” If the market for these contracts is (putting aside other considerations) in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a “roll yield.” While many of the contracts included in an underlying commodity index may have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. Moreover, certain of the commodities included in an underlying commodity index may have historically traded in “contango” markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. The presence of contango and absence of backwardation in the commodity markets could result in negative “roll yields,” which could adversely affect the value of such underlying commodity index and, accordingly, the value of the securities.

Suspension or disruptions of market trading in the underlying commodities or index commodities and related futures markets may adversely affect the value of the securities

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the value of the underlying commodities or index commodities and, therefore, the value of the securities.

An investment linked to commodity futures contracts is not equivalent to an investment linked to the spot prices of physical commodities.

Underlying commodity indices and certain underlying commodities have returns based on the change in price of futures contracts included in such underlying commodity index or on such underlying commodity, not the change in the spot price of actual physical commodities to which such futures contracts relate. The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the price of a physical commodity reflects the value of such commodity upon immediate delivery, which is referred to as the spot price. Several factors can result in differences between the price of a commodity futures contract and the spot price of a commodity, including the cost of storing such commodity for the length of the futures contract, interest costs related to financing the purchase of such commodity and expectations of supply and demand for such commodity. While the changes in the price of a futures contract are usually correlated with the changes in the spot price, such correlation is not exact. In some cases, the performance of a commodity futures contract can deviate significantly from the spot price performance of the related underlying commodity, especially over longer periods of time. Accordingly, investments linked to the return of commodities futures contracts may underperform similar investments that reflect the spot price return on physical commodities.

Investing in the securities is not equivalent to investing in the underlying commodities or underlying commodity indices

Investing in the securities is not equivalent to investing directly in an underlying asset, or in futures contracts or forward contracts on such underlying asset. By purchasing the securities, you do not purchase any entitlement to the underlying asset or forward contracts on any of the commodities that may be related to such underlying asset. Also, by purchasing the securities, you are taking credit risk of Morgan Stanley and are not taking credit risk with respect to any counter-party to futures contracts and forward contracts on any of the commodities that may be related to the underlying asset.

Additionally, because the performance of the underlying commodities or underlying commodity indices is based on the prices or values, as applicable, of such commodities or commodity indices, as applicable, on the determination date(s), it is possible for the final commodity price or final index value, as applicable, of any of the underlying commodities or underlying commodity indices, as applicable, to be lower than the relevant initial commodity price or initial index value of such underlying commodity or underlying commodity index even if the price of such underlying commodity or underlying commodity index has been above the initial commodity price or initial index value, as applicable, during the term of the securities. A decrease in the price or value, as applicable, of any of the underlying commodities or underlying commodity indices may have a material adverse effect on the value of the securities and the return on an investment in the securities.

Furthermore, where the securities have more than one determination date, it is possible for the final average commodity price or final average index value, as applicable, to be lower than the initial index value or initial commodity price, as applicable, even if the price of the underlying assets at maturity is higher than the initial commodity price or initial index value, as applicable, because a low price or value, as applicable, of such underlying asset on any one determination date could more than offset a high price or value, as applicable, for such underlying asset on the other determination dates.

There are risks relating to the trading of metals on the London Metal Exchange

The official cash offer prices of certain underlying commodities, such as aluminum, copper, lead, nickel and zinc, may be determined by reference to the per unit U.S. dollar cash offer prices of contracts traded on the London Metal Exchange, which we refer to as the LME. The LME is a principals’ market which operates in a manner more closely analogous to the over-the-counter physical commodity markets than regulated futures markets. For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. In addition, a contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of such contract and for monthly delivery in any of the next 16 to 24 months (depending on the commodity) following such third month, in contrast to trading on futures exchanges, which call for delivery in stated delivery months. As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates. If such aberrations occur on any determination date, the per unit U.S. dollar cash offer prices used to determine the official cash offer price of certain underlying commodities, and consequently the supplemental redemption amount, could be adversely affected.

There are risks relating to trading of commodities on the London Bullion Market Association and the London Platinum and Palladium Market

Gold and silver are traded on the London Bullion Market Association, which we refer to as the LBMA, and platinum and palladium are traded on the London Platinum and Palladium Market, which we refer to as the LPPM. The closing prices of certain underlying commodities will be determined by reference to the London silver price reported by the LBMA (in the case of silver) and the fixing prices reported by the LBMA (in the case of gold) and the LPPM (in the case of platinum and palladium). The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. Like the LBMA, the LPPM is a self-regulatory association of bullion market participants that is not a regulated entity. If the LBMA or the LPPM should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of LBMA prices and pricing fixings as a global benchmark for the value of gold and silver, respectively, and the LPPM price fixings for the value of platinum and palladium may be adversely affected. Each of the LBMA and the LPPM is a principals’ market which operates in a manner more closely analogous to over-the-counter physical commodity markets than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA or LPPM trading. For example, there are no daily price limits on the LBMA or the LPPM, which would otherwise restrict fluctuations in the prices of LBMA or LPPM contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. In addition, there are currently proposals to replace the current process for determining the commodity price for gold. If this were to change, we can give you no assurance that any new process will function as intended or that it will generate the same price as would have been generated pursuant to the current process.

The Calculation Agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities

As Calculation Agent, MSCG will determine the initial commodity price, initial index value or initial basket commodity price, as applicable, the final commodity price, final index value or final basket commodity price (or final average commodity price, final average index value or final average basket commodity price), as applicable, the commodity performance values, the commodity percent change or basket performance, as applicable, the supplemental redemption amount, if any, and the payment at maturity and whether a market disruption event has occurred. Moreover, certain determinations made by MSCG, in its capacity as Calculation Agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the value of any underlying asset in the event of a discontinuance of the relevant underlying asset. These potentially subjective determinations may adversely affect the payout to you at maturity. See the sections of this prospectus supplement called “Description of the Securities—Determination Date”, “—Market Disruption Event” and “—Discontinuance of Any Underlying Commodity Index; Alteration of Method of Calculation.”

Hedging and trading activity by our affiliates could potentially adversely affect the prices of the commodities related to the underlying asset

One or more of our affiliates and/or third party dealers expect to carry out hedging activities related to the securities, including trading in swaps, futures and options contracts on the underlying commodities, the underlying commodity indices and the commodities that underlie the underlying commodity indices as well as in other instruments related or linked to the underlying commodities or the underlying commodity indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the determination date approaches. Some of our affiliates also trade the underlying commodities or the index commodities and other financial instruments related to the underlying commodities or underlying commodity indices on a regular basis as part of their general commodity trading, proprietary trading and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial commodity prices or initial index values, as applicable, and, as a result, could increase the prices or values, as applicable, at which the underlying asset must close on the determination date(s) before the payment due at maturity exceeds the minimum payment amount on the securities. Additionally, such hedging or trading activities during the term of the securities could potentially adversely affect the prices or values, as applicable, of the underlying asset, including the prices on the determination date(s), and, accordingly, the amount of cash you will receive upon a sale of the securities or at maturity.

Certain aspects of the tax treatment of short-term securities are uncertain

Certain aspects of the tax treatment of short-term securities that provide for contingent payments are uncertain. You should review carefully the section called “United States Federal Taxation— Short-Term Securities” in this prospectus supplement.

Description of the Securities

Investors should carefully read the general terms and provisions of our debt securities in “Description of Debt Securities” in the prospectus. This section supplements that description. The applicable pricing supplement will specify the particular terms for each issuance of securities, and may supplement, modify or replace any of the information in this section and in “Description of Debt Securities” in the prospectus. References in this prospectus supplement to a security shall refer to the stated principal amount specified as the denomination for that issuance of securities in the applicable pricing supplement.

The following terms used in this section are defined in the indicated sections of the accompanying prospectus:

•	Senior Debt Indenture (“Description of Debt Securities—Indentures”)

•	senior indebtedness (“Description of Debt Securities—Subordination Provisions”)

•	MSFL Senior Debt Indenture (“Description of Debt Securities—Indentures”)

General Terms of the Securities

Morgan Stanley Securities. Morgan Stanley will issue the securities as part of its Series F medium-term notes under the Senior Debt Indenture. The Series F medium-term notes issued under the Senior Debt Indenture, together with Morgan Stanley’s senior Series G and Series H global medium-term notes, referred to below under “Plan of Distribution (Conflicts of Interest),” will constitute a single series under the Senior Debt Indenture, together with any other obligations Morgan Stanley issues in the future under the Senior Debt Indenture that it designates as being part of that series. The Senior Debt Indenture does not limit the amount of additional indebtedness that Morgan Stanley may incur. Morgan Stanley may, without your consent, create and issue additional securities with the same terms as previous issuances of securities, so that the additional securities will be considered as part of the same issuance as the earlier securities.

MSFL Securities. MSFL will issue the securities as part of its Series A medium-term notes under the MSFL Senior Debt Indenture. The Series A medium-term notes issued under the MSFL Senior Debt Indenture will constitute a single series under the MSFL Senior Debt Indenture, together with any other obligations MSFL issues in the future under the MSFL Senior Debt Indenture that it designates as being part of that series. The MSFL Senior Debt Indenture does not limit the amount of additional indebtedness that MSFL may incur. MSFL may, without your consent, create and issue additional securities with the same terms as previous issuances of securities, so that the additional securities will be considered as part of the same issuance as the earlier securities.

Ranking. Morgan Stanley Securities. Morgan Stanley securities issued under the Senior Debt Indenture will rank on a parity with all of its other senior indebtedness and with all of its other unsecured and unsubordinated indebtedness, subject to statutory exceptions in the event of liquidation upon insolvency.

MSFL Securities. MSFL securities issued under the MSFL Senior Debt Indenture will rank on a parity with all of its other senior indebtedness and with all of its other unsecured and unsubordinated indebtedness, subject to statutory exceptions in the event of liquidation upon insolvency. Such securities will be fully and unconditionally guaranteed by Morgan Stanley. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of the securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. See “Structural Subordination; Morgan Stanley’s Access to Assets Held by Subsidiaries May Be Restricted” and “Status of the MSFL Securities; Relationship with Morgan Stanley Securities” in the accompanying prospectus.

Guarantee of MSFL Securities. The payments due, including any property deliverable, under any securities issued by MSFL, will be fully and unconditionally guaranteed by Morgan Stanley. If, for any reason, MSFL does not make any required payment in respect of any of the securities, Morgan Stanley will cause the payment to be made at the same address at which MSFL is obligated to make such payment. Morgan Stanley’s guarantee of the payments due on the securities issued by MSFL will be unsecured senior obligations of Morgan Stanley. See

“Description of Debt Securities—Morgan Stanley Guarantee of Debt Securities Issued by MSFL” in the accompanying prospectus.

Terms Specified in Pricing Supplements. A pricing supplement will specify the following terms of any issuance of the securities to the extent applicable:

•	The issuer of the securities;

•	the issue price (price to public);

•	the stated principal amount per security;

•	the minimum payment amount per security;

•	the aggregate principal amount;

•	the denominations or minimum denominations;

•	the original issue date;

•	the stated maturity date and any terms related to any extension of the maturity date not otherwise set forth in this prospectus supplement;

•	the terms, if any, on which we may call the securities, including the initial call date and the call prices;

•	whether the securities are fixed rate notes, floating rate notes, notes with original issue discount and/or amortizing notes;

•	the rate per year at which the securities will pay interest, if any, or the method of calculating that rate and the interest payment dates on which interest will be payable;

•	the underlying commodity or underlying commodity index or the underlying basket of commodities, and, in the case of a security linked to a basket of commodities, the applicable weighting for each basket commodity;

•	the participation rate to be used to calculate the supplemental redemption amount;

•	the stock exchange, if any, on which the securities may be listed;

•	the applicable ERISA treatment for the securities;

•	if any security is not denominated and payable in U.S. dollars, the currency or currencies in which the principal, premium, if any, and interest, if any, will be payable, which we refer to as the “specified currency,” along with any other terms relating to the non-U.S. dollar denomination;

•	if the securities are in book-entry form, whether the securities will be offered on a global basis to investors through Euroclear and Clearstream, Luxembourg as well as through the Depositary (each as defined below); and

•	any other terms on which we will issue the securities.

Some Definitions. We have defined some of the terms that we use frequently in this prospectus supplement below:

“basket of commodities” means the underlying basket of commodities which may consist of commodities, commodity indices or any combination thereof as specified in the applicable pricing supplement, the performance of which underlies the securities. We refer to each underlying commodity or underlying commodity index in the basket as a “basket commodity.”

“business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

“call date” for each issuance of securities that are subject to our call right will be the scheduled trading day on or after the initial call date that is specified by us in our notice of exchange as the date on which we will deliver cash to holders of the securities called for exchange. The initial call date will be specified in the applicable pricing supplement. We may specify any scheduled trading day on or after the initial call date or the maturity date (whether or not it is a scheduled trading day) as the call date, unless otherwise specified in the applicable pricing supplement.

“call notice date” will be the scheduled trading day on which we issue our call notice, which must be at least 10 but not more than 30 calendar days prior to the call date for such securities (the “redemption notice period”), unless a different redemption notice period is specified in the applicable pricing supplement.

“call price” or “call prices” with respect to each issuance of securities that are subject to our call right on any day during the term of such securities or a formula by which the call price(s) may be determined will be specified in the applicable pricing supplement.

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme.

“commodity price” means, on any date:

(i) for aluminum, copper, lead, nickel, tin or zinc, the official cash offer price per tonne of high grade primary aluminum, copper grade A, standard lead, primary nickel, tin or special high grade zinc, as applicable, on the relevant exchange for the spot market, stated in U.S. dollars, as determined by the relevant exchange on such date,

(ii) for gold, the afternoon London gold price per troy ounce of gold for delivery in London through a member of the LBMA (as defined below) authorized to effect such delivery, stated in U.S. dollars, as calculated and administered by independent service provider(s) pursuant to an agreement with the LBMA and published by the LBMA on such date,

(iii) for silver, the London silver price per troy ounce of silver for delivery in London through a member of the LBMA authorized to effect such delivery, stated in U.S. dollars, as calculated and administered by independent service provider(s) pursuant to an agreement with the LBMA and published by the LBMA on such date,

(iv) for platinum or palladium, the afternoon London platinum price or London palladium price, as applicable (which may also be referred to as the LBMA Platinum Price or the LBMA Palladium Price, respectively), per troy ounce gross of platinum or palladium, as applicable, for delivery in London through a member of the London Platinum and Palladium Market (“LPPM”) authorized to effect such delivery, stated in U.S. dollars, as calculated, administered and published by the relevant exchange on such date,

(v) for heating oil or RBOB gasoline, the official settlement price per gallon of New York Harbor No. 2 heating oil or New York Harbor reformulated gasoline blendstock for oxygen blending, as applicable, on the relevant exchange of the first nearby month futures contract, stated in U.S. dollars, as made public by the relevant exchange on such date, provided that if such date falls on the last trading day of such futures contract (all pursuant to the rules of the relevant exchange), then the second nearby month futures contract on such date,

(vi) for natural gas, the official settlement price per one million British thermal units of natural gas on the relevant exchange of the first nearby month futures contract, stated in U.S. dollars, as made public by the relevant exchange on such date, provided that if such date falls on the last trading day of such futures contract (all pursuant to the rules of the relevant exchange), then the second nearby month futures contract on such date,

(vii) for WTI crude oil, the official settlement price per barrel of West Texas Intermediate light sweet crude oil on the relevant exchange of the first nearby month futures contract, stated in U.S. dollars, as made public by the relevant exchange on such date, provided that if such date falls on the last trading day of such futures contract (all pursuant to the rules of the relevant exchange), then the second nearby month futures contract on such date,

(viii) for Brent crude oil, the official settlement price per barrel of Brent blend crude oil on the relevant exchange of the first nearby month futures contract, stated in U.S. dollars, as made public by the relevant exchange on such date, provided that if such date falls on the last trading day of such futures contract (all pursuant to the rules of the relevant exchange), then the second nearby month futures contract on such date,

(ix) for coal, the published price per tonne of steam coal, 6,000 kcal/kg, up to 1% sulphur NAR basis, cif ARA of the first nearby calendar month, stated in U.S. dollars, as published under the heading “Daily forward curves: API 2: (6,000kc NAR CIF ARA)” under the column “Average” in the issue of McCloskey’s Coal Report on such date,

(x) for corn, soybeans or wheat, the official settlement price per bushel of deliverable-grade corn, soybeans or wheat, as applicable, on the relevant exchange of the first nearby month futures contract (or, in the case of any trading day after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), stated in U.S. cents, as made public by the relevant exchange on such date,

(xi) for soybean meal, the official settlement price per ton of deliverable-grade soybean meal on the relevant exchange of the first nearby month futures contract (or, in the case of any trading day after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), stated in U.S. dollars, as made public by the relevant exchange on such date,

(xii) for rough rice, the official settlement price per hundredweight of deliverable-grade rough rice on the relevant exchange of the first nearby month futures contract; provided that any pricing date after the date of the last trade of the relevant options contract shall look to the second nearby month futures contract, stated in U.S. cents, as determined and as published by the relevant exchange on such date,

(xiii) for cotton, the official settlement price per pound of deliverable-grade cotton No. 2 on the relevant exchange of the first nearby month futures contract (or, in the case of any trading day after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), stated in U.S. cents, as made public by the relevant exchange on such date, provided that if such futures contract is an October futures contract, then the commodity price for cotton will be determined using the December futures contract for the same year instead of the October futures contract,

(xiv) for sugar or coffee, the official settlement price per pound of sugar cane or washed arabica coffee, as applicable, on the relevant exchange of the first nearby month futures contract (or, in the case of any trading day after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), stated in U.S. cents, as made public by the relevant exchange on such date,

(xv) for cocoa, the official settlement price per metric ton of deliverable-grade cocoa beans on the relevant exchange of the first nearby month futures contract (or, in the case of any trading day after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), stated in U.S. dollars, as made public by the relevant exchange on such date,

(xvi) for lean hogs, the official settlement price per pound of deliverable-grade hogs (barrow and gilt) carcasses on the relevant exchange of the first nearby month futures contract (or, in the case of any trading day after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), stated in U.S. dollars, as made public by the relevant exchange on such date,

(xvii) for live cattle, the official settlement price per pound of deliverable-grade live steers on the relevant exchange of the first nearby month futures contract (or, in the case of any trading day after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), stated in U.S. dollars, as made public by the relevant exchange on such date,

(xviii) for milk, the official settlement price per pound of deliverable-grade Class III milk on the relevant exchange of the first nearby month futures contract (or, in the case of any trading day after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), stated in U.S. cents, as made public by the relevant exchange on such date, and

(ixx) for palm oil, the official settlement price per ton of deliverable-grade palm oil on the relevant exchange of the third nearby month futures contract, stated in Malaysian ringgit, as made public by the relevant exchange on such date.

“Depositary” or “DTC” means The Depository Trust Company, New York, New York.

“determination date” or “determination dates” with respect to an issuance of securities will be specified in the applicable pricing supplement. If there is only one determination date, the final commodity price, final index value or final basket commodity price, as applicable, will be determined on that determination date. If there are multiple determination dates, then the final average commodity price, final average index value or final average basket commodity price, as applicable, will be determined on the last determination date, which we refer to as the “final determination date.” Each determination date is subject to adjustment for non-trading days or a market disruption event with respect to any underlying commodity or underlying commodity index as described in the following three paragraphs:

(i)	In respect of any underlying commodity, if a determination date is not a trading day or if a market disruption event occurs on that date with respect to that underlying commodity, the final commodity price for such underlying commodity in respect of such determination date will be, subject to the second paragraph below, the relevant price of the underlying commodity on the next trading day on which no market disruption event occurs.

(ii)	In respect of any underlying commodity index: (a) if a market disruption event occurs on a determination date with respect to such index or one or more commodities futures contracts underlying such underlying commodity index (an “index commodity”) the Calculation Agent will calculate the price of such underlying commodity index for such determination date using (i) for each index commodity which did not suffer a market disruption event the official settlement price on that date of each such index commodity and (ii) subject to the paragraph below, for each index commodity which did suffer a market disruption event on such date, the official settlement price of that index commodity on the next trading day on which no market disruption event occurs with respect to such index commodity. In calculating the price of any underlying commodity index for the purposes of this paragraph, the Calculation Agent will use the formula for calculating such index last in effect prior to the relevant determination date; provided that if the relevant market disruption event in respect of such underlying commodity index is due to a material change in formula, the Calculation Agent will use the formula last in effect prior to that market disruption event; or (b) if a determination date is not an index business day, the price of such index in respect of such determination date will be the price of such index on the next succeeding index business day, subject to the market disruption event provisions described herein.

(iii)	If a market disruption event in respect of any underlying commodity or index commodity has occurred on each of the three consecutive trading days immediately succeeding a determination date, the Calculation Agent will determine the applicable price for such underlying commodity or index commodity for such determination date on such third succeeding trading day by requesting the principal office of each of the three leading dealers in the relevant market, selected by the Calculation Agent, to provide a quotation for the relevant price. If such quotations are provided as requested, the relevant price shall be the arithmetic mean of such quotations. If fewer than three quotations are provided as requested, the relevant price shall be determined by the Calculation Agent in its sole discretion (acting in good faith) taking into account any information that it deems relevant.

“disappearance of commodity reference price” means (a) with respect to an underlying commodity index, the disappearance or permanent discontinuance or unavailability of the official settlement price of such underlying commodity index, notwithstanding the availability of the price source or the status of trading in the relevant index commodities or futures contracts related to the relevant index commodities, and (b) with respect to any underlying commodity or any index commodity, either (i) the failure of trading to commence, or the permanent discontinuance of trading, in such underlying commodity or index commodity or futures contracts related to such underlying commodity or index commodity on the relevant exchange for such underlying commodity or index commodity or (ii) the disappearance of, or of trading in, such underlying commodity or index commodity. For purposes of this definition, a discontinuance of publication of an underlying commodity index shall not be a disappearance of commodity reference price if the Calculation Agent shall have selected a successor index in accordance with “—Discontinuance of Any Underlying Commodity Index; Alteration of Method of Calculation” below.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“final average basket commodity price” means, with respect to each basket commodity, the final average commodity price or the final average index value, as applicable for such basket commodity.

“final average commodity price” means the arithmetic average of the commodity price of an underlying commodity on each of the determination dates, as calculated by the Calculation Agent on the final determination date, as specified in the applicable pricing supplement.

“final average index value” means the arithmetic average of the official settlement price of an underlying commodity index as published by the underlying commodity index publisher or its successor on each of the determination dates, as calculated by the Calculation Agent on the final determination date, as specified in the applicable pricing supplement.

“final basket commodity price” means, for each basket commodity, the relevant final commodity price, final index value or final share price, as applicable, for such basket commodity.

“final commodity price” means, in respect of an underlying commodity, the commodity price of such underlying commodity on the determination date, as specified in the applicable pricing supplement.

“final index value” means the index value of an underlying commodity index on the determination date, as specified in the applicable pricing supplement.

“index business day” means in respect of any underlying commodity index, any day on which the official settlement price of such index is scheduled to be published.

“index value” means, for any date and for any underlying commodity index, the official settlement price of such underlying commodity index as published by the underlying commodity index publisher or its successor on such date.

“initial commodity price” means, in respect of an underlying commodity, the commodity price of such underlying commodity on the pricing date or such other date as may be specified in the applicable pricing supplement, in either case, subject to adjustment in the event of a market disruption event or a non-trading day. In the event of a market disruption event or a non-trading day in respect of any underlying commodity on the pricing date or such other date as may be specified in the applicable pricing supplement, the initial commodity price of such underlying commodity shall be determined in accordance with paragraphs (i), (ii) and (iii) under “determination date” above as if the pricing date or such specified date were a determination date.

“initial index value” means for any underlying commodity index, the official settlement price of such underlying commodity index as published by the underlying commodity index publisher or its successor on the pricing date or such other date as may be specified in the applicable pricing supplement, in either case, subject to adjustment in the event of a market disruption event or a non-index business day. In the event of a market disruption event or non-index business day in respect of such underlying commodity index or any applicable index commodity on the pricing date or such other date as may be specified in the applicable pricing supplement, the initial index value shall be determined in accordance with paragraphs (i), (ii) and (iii) under “determination date” above as if the pricing date or such specified date were a determination date.

“interest payment date” for any security means a date on which, under the terms of that security, regularly scheduled interest, if any, is payable.

“issue price” means the amount per security specified in the applicable pricing supplement and will equal the stated principal amount of each security, unless otherwise specified.

“market disruption event” means:

•	with respect to any underlying commodity or index commodity, a price source disruption or a disappearance of commodity reference price, as determined by the Calculation Agent in its sole discretion,

•	with respect to any underlying commodity or index commodity, a trading disruption or a tax disruption, as determined by the Calculation Agent in its sole discretion, or

•	with respect to any underlying commodity index, a material change in formula or a material change in content, as determined by the Calculation Agent in its sole discretion.

A market disruption event with respect to one or more basket commodities, for any security linked to a basket of commodities, or index commodities, for any security linked to an underlying commodity index, will not constitute a market disruption event for the other basket commodities or index commodities, as applicable.

“material change in content” means, with respect to an underlying commodity index, the occurrence since the date of the applicable pricing supplement of a material change in the content, composition or constitution of such index or relevant futures contracts.

“material change in formula” means, with respect to an underlying commodity index, the occurrence since the date of the applicable pricing supplement of a material change in the formula for, or the method of calculating, the official settlement price of such index.

“maturity date” means the date specified in the applicable pricing supplement, subject to extension if the determination date is postponed. If the determination date is postponed so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following the determination date as postponed.

“minimum payment amount” for an issuance of securities will be the minimum payment amount, per security, as specified in the applicable pricing supplement, which will be equal to 90% to 99.9% of the stated principal amount. The minimum payment amount will determine the percentage of the principal that will be subject to repayment at maturity.

“original issue date” means the date specified in the applicable pricing supplement on which a particular issuance of the securities will be issued.

“participation rate” for an issuance of securities will be 100%, unless otherwise specified in the applicable pricing supplement, and will be used to calculate the supplemental redemption amount for such issuance of securities. The participation rate indicates the extent to which you will participate in any positive commodity percent change or basket performance. If the participation rate is less than 100%, you will participate in less than the full performance. If the participation rate is greater than 100%, you will participate in the performance on a leveraged basis.

“payment at maturity” means the payment due at maturity with respect to each security, as described under “—Payment at Maturity” below.

“price source disruption” means (a) with respect to an underlying commodity index, either (i) the temporary failure of the underlying commodity index publisher to announce or publish the official settlement price of such index (or the price of any successor index, if applicable), or the information necessary for determining such price (or the price of any successor index, if applicable) or (ii) the temporary discontinuance or unavailability of such index, and (b) with respect to any underlying commodity or any index commodity, the temporary or permanent failure of any relevant exchange to announce or publish the relevant price specified in the applicable pricing supplement for the relevant underlying commodity or index commodity.

“pricing date” means the day on which we price the securities for initial sale to the public.

“record date” for any interest payment date, if applicable, shall be:

(i) for any definitive registered note, the date 15 calendar days prior to that interest payment date, whether or not that date is a business day; provided, however, that any interest payable at maturity shall be payable to the person to whom the payment at maturity shall be payable; and

(ii) for any global registered note, the date one business day prior to such interest payment date; provided, however, that any interest payable at maturity shall be payable to the person to whom the payment at maturity shall be payable.

“relevant exchange” means, with respect to an underlying commodity or an index commodity:

(i) for aluminum, copper, lead, nickel, tin and zinc, the London Metal Exchange (“LME”),

(ii) for gold and silver, the London Bullion Market Association (“LBMA”),

(iii) for platinum and palladium, the LME,

(iv) for WTI crude oil, heating oil, RBOB gasoline and natural gas, the NYMEX Division, or its successor, of the NYMEX,

(v) for Brent crude oil, the ICE Futures Europe,

(vi) for corn, rough rice, soybeans, soybean meal and wheat, the Chicago Board of Trade,

(vii) for cocoa, coffee, cotton and sugar, the ICE Futures U.S.,

(viii) for lean hogs, live cattle and milk, the Chicago Mercantile Exchange,

(ix) for palm oil, the Malaysia Derivatives Exchange, and

(x) for any other index commodity, the primary exchange or market for trading such index commodity,

or, if such relevant exchange is no longer the principal exchange or trading market for such underlying commodity or index commodity, such exchange or principal trading market for such underlying commodity or index commodity that serves as the source of prices for such underlying commodity or index commodity and any principal exchanges where options or futures contracts on such commodities are traded.

Reuters and various other third party sources may report the official settlement price or the official cash offer price, as applicable, of the underlying commodity indices, the index commodities and the underlying commodities. If any such reported price for any index commodity, underlying commodity or underlying commodity index differs from that as determined by the relevant exchange in the case of any index commodity or underlying commodity or from that as published by any underlying commodity index publisher or its successor, in the case of any underlying commodity index, the official settlement price or the official cash offer price determined by such relevant exchange, as applicable, or the official settlement price as published by such underlying commodity index publisher or its successor, will prevail.

“stated principal amount” for an issuance of commodity-linked partial principal at risk securities means the principal amount per security payable at maturity, as specified in the applicable pricing supplement.

“tax disruption” means the imposition of, change in or removal of an excise, severance, sales, use, value-added, transfer, stamp, documentary, recording or similar tax on, or measured by reference to, an underlying commodity or index commodity (other than a tax on, or measured by reference to overall gross or net income) by any government or taxation authority after the date of the applicable pricing supplement, if the direct effect of such imposition, change or removal is to raise or lower the price on any day that would otherwise be a determination date from what it would have been without that imposition, change or removal.

“trading day” means, in respect of each underlying commodity and each index commodity, a day, as determined by the Calculation Agent, that is a day on which the relevant exchange for such underlying commodity or index commodity is open for trading during its regular trading session, notwithstanding any such relevant exchange closing prior to its scheduled closing time.

“trading disruption” means, with respect to an underlying commodity or any index commodity, the material suspension of, or the material limitation imposed on, trading in an underlying commodity or index commodity or futures contracts related to such underlying commodity or index commodity on the relevant exchange for such underlying commodity or index commodity.

“underlying asset” means the commodity, commodity index or basket of commodities specified in the applicable pricing supplement, the performance of which underlies the securities.

“underlying commodity” or “underlying commodities” means the commodity or commodities specified in the applicable pricing supplement, the performance of which underlies the securities.

“underlying commodity index” or “underlying commodity indices” means the commodity index or commodity indices specified in the applicable pricing supplement, the performance of which underlies the securities.

“underlying commodity index publisher” means the publisher of the applicable underlying commodity index.

“weighting” of an underlying commodity or underlying commodity index in a basket of commodities represents the percentage of the whole basket initially assigned to such commodity or commodity index. The weightings for each commodity or commodity index will be specified in the applicable pricing supplement.

References in this prospectus supplement to “U.S. dollars” or “U.S.$” or “$” are to the currency of the United States of America.

In this “Description of the Securities,” references to the underlying commodity index will include the index or indices specified in the applicable pricing supplement and any successor index or indices, unless the context requires otherwise.

Other terms of the commodity-linked partial principal at risk securities are described in the following paragraphs.

Payment at Maturity

With respect to an issuance of commodity-linked partial principal at risk securities linked to a single commodity or commodity index or a basket of commodities, on the applicable maturity date the payment at maturity per security will be the minimum payment amount of such security plus the supplemental redemption amount applicable to such security, if any, as determined below. We refer to this payment as the “payment at maturity.”

The supplemental redemption amount may not be less than zero, even if the relevant commodity percent change or basket performance is negative. Consequently, at maturity, subject to our right to call the securities earlier if so provided in the applicable pricing supplement, the payment due for each security will be no less than the minimum payment amount for that security.

If the commodity performance or basket performance, as applicable, is less than, equal to, or not sufficiently greater than, zero, the payment due at maturity under the securities will be less than the stated principal amount per security at maturity.

The applicable pricing supplement may provide for an alternative calculation method for the payment at maturity whereby, if the single commodity or basket of commodities appreciates at all, or does not change in value over the term of the securities, the payment due at maturity will be no less than the stated principal amount per security. In such a scenario, you will be exposed to the depreciation of the single commodity or basket of commodities, subject to the minimum payment amount.

We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to DTC, of the amount of cash to be delivered with respect to the stated principal amount of each security, on or prior to 10:30 a.m. on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the Trustee for delivery to DTC, as holder of the securities, on the maturity date. We expect such amount of cash will be distributed to investors on the maturity date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See “—Forms of Securities—Book-entry securities” or “—Forms of Securities—Certificated securities” below, and see “Form of Securities—The Depositary” in the accompanying prospectus.

Supplemental Redemption Amount

The “supplemental redemption amount” at maturity for an issuance of securities will be determined on a per security basis and will be equal to (i) the stated principal amount for such securities times (ii) the applicable participation rate times (iii) the commodity percent change or basket performance, as applicable, each as specified in the applicable pricing supplement.

Securities Linked to a Single Commodity or Commodity Index

For securities linked to a single commodity or commodity index, unless otherwise stated in the applicable pricing supplement, the supplemental redemption amount per security will be calculated as follows:

supplemental redemption amount	=	stated principal amount	×	participation rate	×	commodity percent change

where,

“commodity percent change” with respect to each issuance of securities linked to a single commodity or commodity index, as specified in the applicable pricing supplement, will be equal to:

final commodity price – initial commodity price
initial commodity price

OR

final index value – initial index value
initial index value

depending on whether the performance of a commodity or commodity index is to be determined.

If the commodity percent change is equal to or less than zero, the supplemental redemption amount will be zero. Therefore, the payment due at maturity will be only the minimum payment amount for each security that you hold, and you will not receive any supplemental redemption amount.

Securities linked to a Basket of Commodities

For securities linked to a basket of commodities, unless otherwise stated in the applicable pricing supplement, the supplemental redemption amount per security will be calculated as follows:

supplemental redemption amount	=	stated principal amount	×	participation rate	×	basket performance

“basket performance” means the sum of the commodity performance values for each basket commodity specified in the applicable pricing supplement.

“commodity performance value” means, for each basket commodity, the product of (i) the commodity percent change and (ii) the weighting for such basket commodity, which may be expressed in the applicable pricing supplement as:

OR

depending on whether the performance of a commodity or commodity index is to be determined.

If the basket performance is equal to or less than zero, the supplemental redemption amount will be zero. Therefore, the payment due at maturity will be only the minimum payment amount for each security that you hold, and you will not receive any supplemental redemption amount.

Securities with a Jump Amount

For securities with a jump amount, unless otherwise stated in the applicable pricing supplement, the supplemental redemption amount per security will be calculated as follows:

(i) if the commodity percent change or basket performance, as applicable, is less than, or equal to, zero, $0; or

(ii) if the commodity percent change or basket performance, as applicable, is greater than zero, either (as specified in the applicable pricing supplement):

(1) the jump amount, or

(2) the greater of:

(a) the jump amount; and

(b) the stated principal amount times (x) the applicable participation rate times (y) the commodity percent change or basket performance, as applicable.

where,

“jump amount” means, with respect to each issuance of securities with a jump amount, the jump amount specified in the applicable pricing supplement.

The Calculation Agent will calculate the supplemental redemption amount for each issuance of securities on the determination date, or, in the case of multiple determination dates, on the last of the determination dates. With respect to each issuance of securities, we will, or will cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to the Depositary of the applicable supplemental redemption amount and the applicable payment at maturity, on or prior to 10:30 a.m. on the business day preceding the maturity date for such issuance of securities.

Our Call Right

If so specified in the applicable pricing supplement, we may call an issuance of securities on or after the call date, in whole or in part, for mandatory exchange into cash at the applicable call price specified in the applicable pricing supplement. If we call an issuance of securities, we will not pay you a supplemental redemption amount with respect to such issuance of securities. If we call an issuance of securities, then the cash to be delivered to you will be delivered on the call date fixed by us and set forth in our call notice, upon delivery of your securities to the Trustee in accordance with the delivery instructions. We will, or will cause the Calculation Agent to, deliver the cash to the Trustee for delivery to you. We refer to this right as “our call right.”

Trustee

The “Trustee” for each offering of securities issued under each of the Senior Debt Indenture and the MSFL Senior Debt Indenture will be The Bank of New York Mellon, a New York banking corporation (as successor to JPMorgan Chase Bank, N.A.).

Agent

Unless otherwise specified in the applicable pricing supplement, the “agent” for each underwritten offering of securities will be MS & Co.

Calculation Agent and Calculations

We have appointed Morgan Stanley Capital Group Inc., or such other entity as set forth in the applicable pricing supplement, to act as “Calculation Agent” for us with respect to the commodity-linked partial principal at risk securities. The Calculation Agent will determine, among other things, the initial commodity price(s), initial index value(s), final commodity price(s) or final average commodity price(s), the final index value(s) or final average index value(s), the commodity percent change(s), the basket performance and the supplemental redemption amount.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

All calculations with respect to any issuance of securities linked to a single underlying commodity or underlying commodity index will be made by the Calculation Agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of any securities will be rounded to the nearest cent, with one-half cent rounded upward.

All calculations with respect to any issuance of securities linked to a basket of commodities will be made by the Calculation Agent and will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .9876543215 would be rounded to .987654322); all dollar amounts related to determination of the amount of cash payable per security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of any securities will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the securities, including with respect to certain determinations and judgments that the Calculation Agent must make in determining any price or value, as applicable, for an underlying commodity or underlying commodity index, the commodity percent change and/or the basket performance, the supplemental redemption amount or whether a market disruption event has occurred. See “—Discontinuance of Any Underlying Commodity Index; Alteration of Method of Calculation,” below and the definition of market disruption event under “—General Terms of the Securities—Some Definitions,” above. MSCG, as a registered broker-dealer, is required to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the securities to restrict the use of information relating to the calculation of the final commodity price(s) or final average commodity price(s) or final index value(s) or final average index value(s), as applicable, prior to the dissemination of such information. MSCG is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Alternate Exchange Calculation in the Case of an Event of Default

If an event of default (as defined in the accompanying prospectus) with respect to any issuance of securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of such securities (the “Acceleration Amount”) will be an amount, determined by the Calculation Agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations (including accrued and unpaid interest) with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to the relevant issuer, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the default amount.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the Acceleration Amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final determination date, then the default amount will equal the principal amount of the securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•	A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•	P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Discontinuance of Any Underlying Commodity Index; Alteration of Method of Calculation

If the underlying commodity index publisher permanently discontinues publication of an underlying commodity index and the underlying commodity index publisher or another entity (including the Calculation Agent or any of its affiliates) publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued index (such index being referred to herein as a “successor index”), then any subsequent price for such index will be determined by reference to such successor index at the regular official weekday close of trading on the index business day that any index value is to be determined, and, to the extent the index value of such successor index differs from the index value of the discontinued underlying commodity index at the time of such substitution, a proportionate adjustment will be made by the calculation agent to the initial index value.

Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to Morgan Stanley and to DTC, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If the underlying commodity index publisher discontinues publication of an underlying commodity index prior to, and such discontinuance is continuing on, any determination date and the Calculation Agent determines, in its sole discretion, that no successor index is available at such date, then the Calculation Agent will determine the price for such index on such determination date using the formula for calculating such index last in effect prior to such discontinuance.

If the method of calculating an underlying commodity index or a successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), and the Calculation Agent, in its sole discretion, determines that such modification is not a material change in formula, then the Calculation Agent will adjust such index in order to arrive at a price of such index or successor index as if it had not been modified (e.g., as if such split had not occurred).

Forms of Securities

As noted above, the securities are issued as part of Morgan Stanley’s Series F medium-term note program or MSFL’s Series A medium-term note program, as applicable. We will issue securities only in fully registered form either as book-entry securities or as certificated securities. References to “holders” mean those who own securities registered in their own names, on the books that we or the Trustee maintain for this purpose, and not those who own beneficial interests in securities registered in street name or in securities issued in book-entry form through one or more depositaries.

Book-entry securities. For securities in book-entry form, we will issue one or more global certificates representing the entire issue of securities. Except as set forth in the prospectus under “Forms of Securities—Global Securities,” you may not exchange book-entry securities or interests in book-entry securities for certificated securities.

Each global note certificate representing book-entry securities will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or a nominee of the Depositary. These certificates name the Depositary or its nominee as the owner of the securities. The Depositary maintains a computerized system that will reflect the interests held by its participants in the global securities. An investor’s beneficial interest will be reflected in the records of the Depositary’s direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. A further description of the Depositary’s procedures for global securities representing book-entry securities is set forth under “Forms of Securities—The Depositary” in the prospectus. The Depositary has confirmed to us, the agents and the Trustee that it intends to follow these procedures.

Certificated securities. If we issue securities in certificated form, the certificate will name the investor or the investor’s nominee as the owner of the securities. The person named in the security register will be considered the owner of the security for all purposes under the Senior Debt Indenture. For example, if we need to ask the holders of any issuance of securities to vote on a proposed amendment to such securities, the person named in the security register will be asked to cast any vote regarding that issuance of securities. If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your security in our records and will be entitled to cast the vote regarding your security. You may not exchange certificated securities for book-entry securities or interests in book-entry securities.

New York law to govern. The securities and Morgan Stanley’s guarantee of securities issued by MSFL will be governed by, and construed in accordance with, the laws of the State of New York.

Interest and Principal Payments

You should read the section called “Description of Debt Securities” in the prospectus, where we describe generally how principal and interest payments, if any, on the securities are made, how exchanges and transfers of the securities are effected and how fixed and floating rates of interest on the securities, if any, are calculated.

Use of Proceeds and Hedging

The net proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, the issue price per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described in the applicable pricing supplement comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the day we price the securities for initial sale to the public, we hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the underlying assets, in swaps, futures or options contracts on the underlying assets listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity on or prior to the pricing date could potentially affect the value of the underlying assets on the pricing date, and, therefore, could affect the value at which the underlying assets must close on any determination date before you would receive at maturity a payment that exceeds the minimum payment amount of the securities. In addition, through our affiliates, we are likely to modify our hedge position throughout the life of the securities, including on any determination date, by purchasing and selling the underlying assets or swaps, futures or options contracts on the underlying assets listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on any determination date. These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the determination date approaches. We cannot give any assurance that our hedging activities will not affect the value of the underlying assets, and, therefore, adversely affect the value of the securities or the payment due at maturity.

Commodity-Linked Partial Principal at Risk Securities Offered on a Global Basis

If we offer the securities on a global basis we will so specify in the applicable pricing supplement. The additional information contained in the prospectus under “Securities Offered on a Global Basis Through the Depositary—Book-Entry, Delivery and Form” and “—Global Clearance and Settlement Procedures” will apply to every offering on a global basis. The additional provisions described under “Securities Offered on a Global Basis Through the Depositary—Tax Redemption” and “—Payment of Additional Amounts” will apply to securities offered on a global basis only if we so specify in the applicable pricing supplement.

Benefit Plan Investor Considerations

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). ERISA section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i) the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii) we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii) any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv) our interests are adverse to the interests of the purchaser or holder; and

(v) neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

United States Federal Taxation

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of ownership and disposition of the securities. This discussion applies only to initial investors in the securities who:

•	purchase the securities at their “issue price,” which will equal the first price at which a substantial amount of the securities is sold to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

•	hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

Subject to any additional discussion in the applicable pricing supplement, it is expected, and the discussion below assumes, that, for U.S. federal income tax purposes, the issue price of a security is equal to its stated issue price indicated in the applicable pricing supplement.

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	certain dealers and traders in securities or commodities;

•	investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	regulated investment companies;

•	real estate investment trusts; or

•	tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable pricing supplement. Accordingly, you should also consult the applicable pricing supplement for any additional discussion of U.S. federal taxation with respect to the specific securities offered thereunder.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Long-Term Securities

Classification of the Securities. Unless otherwise provided in the applicable pricing supplement, subject to the discussion below under “Fixing of Payments before the Original Issue Date” and based in some cases on certain representations that, if applicable, will be confirmed at or prior to the pricing date, if the term of the securities is more than one year (after taking into account the last possible date that the securities could be outstanding under their terms) the securities should be treated as “contingent payment debt instruments” for U.S. federal income tax purposes. The following discussion assumes such treatment.

Interest Accruals on the Securities. Pursuant to rules governing the tax treatment of contingent payment debt instruments (the “contingent debt regulations”), a U.S. Holder of the securities will be required to accrue interest income on the securities on a constant yield basis, based on a comparable yield as described below, regardless of whether the U.S. Holder uses the cash or accrual method of tax accounting for U.S. federal income tax purposes. Accordingly, a U.S. Holder generally will be required to include interest in income each year in excess of any stated interest payments actually received in that year.

The contingent debt regulations provide that a U.S. Holder must accrue an amount of ordinary interest income, as original issue discount for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the securities that equals the product of:

•	the adjusted issue price (as defined below) of the securities as of the beginning of the accrual period;

•	the comparable yield (as defined below) of the securities, adjusted for the length of the accrual period; and

•	the number of days during the accrual period that the U.S. Holder held the securities divided by the number of days in the accrual period.

The “adjusted issue price” of a security is its issue price increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any payments (in accordance with the projected payment schedule described below) previously made with respect to the securities.

As used in the contingent debt regulations, the term “comparable yield” means the greater of (i) the annual yield we would pay, as of the issue date, on a fixed-rate debt instrument with no contingent payments, but with terms and conditions otherwise comparable to those of the securities, and (ii) the applicable federal rate.

The contingent debt regulations require that we provide to U.S. Holders, solely for U.S. federal income tax purposes, a schedule of the projected amounts of payments (the “projected payment schedule”) on the securities. This schedule must produce a yield to maturity that equals the comparable yield.

For U.S. federal income tax purposes, a U.S. Holder is required under the contingent debt regulations to use the comparable yield and the projected payment schedule established by us in determining interest accruals and adjustments thereto in respect of a security, unless the U.S. Holder timely discloses and justifies the use of a different comparable yield and projected payment schedule to the Internal Revenue Service (the “IRS”).

The comparable yield and the projected payment schedule are not used for any purpose other than to determine a U.S. Holder’s interest accruals and adjustments thereto in respect of the securities for U.S. federal income tax purposes. They do not constitute a projection or representation by us regarding the actual amounts that will be paid on a security.

Adjustments to Interest Accruals on the Securities. Subject to the discussion below concerning fixed but deferred contingent payments, if the only contingent payment provided for in a security is made at maturity (that is, the security either (i) does not pay a cash coupon during the term of the security or (ii) pays a cash coupon at a fixed rate), a U.S. Holder generally will not be required to make any of the adjustments discussed in the following paragraphs, except at maturity or other scheduled retirement of the security.

If, during any taxable year, a U.S. Holder receives actual payments with respect to a security that, in the aggregate, exceed the total amount of projected payments for that taxable year, the U.S. Holder will incur a “net positive adjustment” under the contingent debt regulations equal to the amount of such excess. The U.S. Holder will treat a net positive adjustment as additional interest income in that taxable year.

If a U.S. Holder receives in a taxable year actual payments with respect to a security that, in the aggregate, are less than the amount of projected payments for that taxable year, the U.S. Holder will incur a “net negative adjustment” under the contingent debt regulations equal to the amount of such deficit. This net negative adjustment will (a) reduce the U.S. Holder’s interest income on the security for that taxable year, and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of the U.S. Holder’s interest income on the security during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments. Any net negative adjustment in excess of the amounts described in (a) and (b) will be carried forward as a negative adjustment to offset future interest income with respect to the security or to reduce the amount realized on a sale, exchange or retirement of the security. In the case of U.S. Holders who are individuals, a net negative adjustment is not subject to the two percent floor limitation on miscellaneous itemized deductions.

Special rules will apply if one or more contingent payments on a security become fixed. If one or more contingent payments on a security become fixed more than six months prior to the date each such payment is due, a U.S. Holder will be required to make a positive or negative adjustment, as appropriate, equal to the difference between the present value of the amounts that are fixed and the present value of the projected amounts of those contingent payments as provided in the projected payment schedule, using the comparable yield as the discount rate in each case. If all remaining scheduled contingent payments on a security become fixed substantially contemporaneously, a U.S. Holder will be required to make adjustments to account for the difference between the amounts treated as fixed and the projected payments in a reasonable manner over the remaining term of the security. For purposes of the preceding sentence, a payment (including an amount payable at maturity) will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the applicable Treasury regulations. A U.S. Holder's tax basis in the security and the character of any gain or loss on the sale or exchange of the security will also be affected. U.S. Holders should consult their tax advisers concerning the application of these special rules.

Sale, Exchange or Retirement of Securities. Generally, the sale, exchange or retirement of a security will result in taxable gain or loss to a U.S. Holder. The amount of gain or loss on such a sale, exchange or retirement of a security will equal the difference between (a) the amount of cash plus the fair market value of any other property received by the U.S. Holder (the “amount realized”) and (b) the U.S. Holder’s adjusted tax basis in the security. As previously discussed under “—Adjustments to Interest Accruals on the Securities,” to the extent that a U.S. Holder has any net negative adjustment carryforward, the U.S. Holder may use such net negative adjustment carryforward to reduce the amount realized on the sale, exchange or retirement of the securities.

A U.S. Holder’s adjusted tax basis in a security generally will equal the U.S. Holder’s original purchase price for the security, increased by any interest income previously accrued by the U.S. Holder (determined without regard to any adjustments to interest accruals described above) and decreased by the amount of any projected payments that previously have been scheduled to be made in respect of the securities (without regard to the actual amount paid).

Gain recognized by a U.S. Holder upon a sale, exchange or retirement of a security generally will be treated as ordinary interest income. Any loss will be ordinary loss to the extent of the excess of previous interest inclusions over the total net negative adjustments previously taken into account as ordinary losses in respect of the security, and thereafter capital loss (which will be long-term if the security has been held for more than one year). The deductibility of capital losses is subject to limitations. A U.S. Holder that recognizes a loss that meets certain thresholds may be required to file a disclosure statement with the IRS.

Upon the scheduled retirement of a security, for purposes of determining the “amount realized” on the scheduled retirement of a security, a U.S. Holder will be treated as receiving the projected amount of any contingent payment due on that date (rather than the actual amount received). However, any difference between the actual amount received on the scheduled retirement and such projected amount will factor into the determination of the net positive or net negative adjustment for such year, as discussed above under “—Adjustments to Interest Accruals on the Securities.” To the extent that the U.S. Holder has any net negative adjustment (including any net negative adjustment carryforward) in respect of a security that has not been taken into account upon the scheduled retirement of the security, the net negative adjustment will result in capital loss (which will be long-term if the security has been held for more than one year). The deductibility of capital losses is subject to limitations. A U.S. Holder that recognizes a loss that meets certain thresholds may be required to file a disclosure statement with the IRS.

Short-Term Securities

A security that matures (after taking into account the last possible date that the security could be outstanding under its terms) one year or less from its date of issuance (a “short-term security”) should not be treated as a contingent payment debt instrument. Unless otherwise provided in the applicable pricing supplement, a short-term security should instead be treated as a “short-term” debt instrument for U.S. federal income tax purposes, and the following discussion assumes such treatment. As described below, certain aspects of the tax treatment of a short-term security are uncertain. Due to the absence of governing authority addressing such issues, unless otherwise provided in the applicable pricing supplement, our counsel is expected to be unable to opine regarding issues identified below as uncertain or unclear. Holders of short-term securities should consult their tax advisers as to the U.S. federal income tax consequences of the ownership and disposition of the short-term securities.

Tax Treatment Prior to Maturity of the Short-Term Securities. Under the applicable Treasury regulations, a short-term security will be treated as being issued at a discount, the amount of which will be equal to the excess of the sum of all payments on the short-term security (including all stated interest and the supplemental redemption amount, if any) over its issue price.

A U.S. Holder that uses a cash method of tax accounting will not be required to include the discount in income as it accrues for U.S. federal income tax purposes unless the U.S. Holder elects to do so. A U.S. Holder that uses a cash method of tax accounting and does not make such election should generally include the stated interest payments on the short-term securities as ordinary income upon receipt. However, it is unclear, where a security does not provide for the return of the principal amount under all circumstances, whether payments of stated interest should in all cases be required to be included in income on a current basis. Except in the case of stated interest payments, such U.S. Holders will not be required to recognize income with respect to the short-term securities prior to maturity, other than pursuant to a sale or exchange, as described below.

A U.S. Holder that uses an accrual method of tax accounting generally will be required to include the discount in income as it accrues on a straight-line basis, unless the holder makes an election to accrue the discount according to a constant yield method based on daily compounding. Although U.S. Holders using an accrual method of tax accounting and U.S. Holders using a cash method of tax accounting that have elected to include the discount in income currently are generally required to accrue the discount on a straight-line basis, because the supplemental redemption amount that will be received with respect to the short-term securities is uncertain, it is not clear how such accruals should be determined. U.S. Holders should consult their tax advisers regarding the determination of the amount of any interest accruals on the short-term securities.

Tax Treatment at Maturity of the Short-Term Securities. Upon the scheduled retirement of the securities, if the amount of the payment on the securities exceeds a U.S. Holder’s adjusted tax basis in the securities, such excess should generally be treated as ordinary income. However, if the amount of the payment is less than the U.S. Holder’s adjusted tax basis in the securities, the difference should be treated as a short-term capital loss. A U.S. Holder’s adjusted tax basis in a security will generally equal the U.S. Holder’s original purchase price for the security, increased by any discount that the U.S. Holder previously included in income but did not receive. A U.S. Holder that recognizes a loss that meets certain thresholds may be required to file a disclosure statement with the IRS.

Sale, Exchange or Retirement of the Short-Term Securities. Upon a sale, exchange or retirement of a short-term security (other than at maturity), a U.S. Holder should recognize gain or loss in an amount equal to the difference between the amount received and the U.S. Holder’s adjusted tax basis in the security. Gain recognized upon a sale, exchange or retirement prior to maturity will be ordinary income to a cash-method U.S. Holder to the extent of accrued discount not yet taken into income, and otherwise will be treated as short-term capital gain. However, there is no authority regarding the proper method of accrual of discount on short-term debt instruments, such as the short-term securities, under which the amount payable at maturity is uncertain as of the issue date. Consequently, there is uncertainty regarding whether or to what extent gain from a sale, exchange or retirement prior to maturity should be treated as short-term capital gain or ordinary income. Any resulting loss will be treated as a short-term capital loss. A U.S. Holder that recognizes a loss that meets certain thresholds may be required to file a disclosure statement with the IRS. U.S. Holders should consult their tax advisers regarding the proper treatment of any gain or loss recognized upon a sale, exchange or retirement of a security.

Interest on Indebtedness Incurred to Purchase the Short-Term Securities. A U.S. Holder that uses a cash method of tax accounting and does not make the election to include the discount in income on an accrual basis will be required to defer deductions for certain interest paid on indebtedness incurred to purchase or carry the short-term securities until the discount on the securities is included in income or the U.S. Holder disposes of the securities in a taxable transaction. As noted above, however, there is no authority regarding the accrual of discount on short-term debt instruments such as the short-term securities. Therefore, it is unclear how, if at all, the rules regarding deferral of interest deductions would apply to the short-term securities. U.S. Holders should consult their tax advisers regarding these deferral rules.

Fixing of Payments before the Original Issue Date

If the supplemental redemption amount of a security, whether the security is short-term or long-term, becomes fixed after the pricing date but prior to the original issue date, the securities will be treated as securities providing a payment at maturity that is fixed (“fixed securities”). In that case, the tax treatment of the fixed securities will depend on whether the securities are short-term or long-term and the U.S. Holder’s method of tax accounting. See the sections entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Discount Notes” and “—Short-Term Notes” in the accompanying prospectus. Upon the sale, exchange or retirement of a fixed security, unless otherwise provided in the applicable pricing supplement, the character of gain or loss, if any, will be determined as discussed in the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Sale, Exchange or Retirement of the Debt Securities” in the accompanying prospectus.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns may be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•	a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•	certain former citizens or residents of the United States; or

•	a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Subject to the discussion below regarding FATCA, payments (including original issue discount) with respect to a security, and gain recognized on the sale, exchange or other disposition of the security, should not be subject to U.S. federal income or withholding tax under current law, provided that:

•	the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of Morgan Stanley stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to Morgan Stanley through stock ownership;

•	the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

•	the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a security (or a financial institution holding a security on behalf of the beneficial owner) furnishes to the applicable withholding agent an applicable IRS Form W-8 on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

U.S. Federal Estate Tax

Individual Non-U.S. Holders, and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should consider the U.S. federal estate tax implications of an investment in the securities. Assuming that the applicable treatment of the securities as set forth in “—Tax Consequences to U.S. Holders” is respected for U.S. federal estate tax purposes, the following U.S. federal estate tax consequences should result. Absent an applicable treaty exemption, a security will be treated as

U.S. situs property subject to U.S. federal estate tax if payments on the security if received by the decedent at the time of death would have been subject to U.S. federal withholding tax (even if the IRS Form W-8 certification requirement described above were satisfied and not taking into account an elimination of such U.S. federal withholding tax due to the application of an income tax treaty and without regard to the discussion below concerning FATCA). Non-U.S. Holders should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities in their particular situations and the availability of benefits provided by an applicable estate tax treaty, if any.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with payments on the securities as well as in connection with the proceeds from a sale, exchange or other disposition of the securities. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. Compliance with the certification procedures described above under “—Certification Requirement” will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to any payment of amounts treated as interest on the securities and, for dispositions after December 31, 2018, any payment of gross proceeds of the disposition (including upon retirement) of the securities. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

Plan of Distribution (Conflicts of interest)

We are offering the securities as part of Morgan Stanley’s Series F medium-term notes or MSFL’s Series A medium-term ntoes, as applicable, on a continuing basis exclusively through MS & Co., which we refer to as the “agent.” We may also use other agents that will be named in the applicable pricing supplement. The agent has, or will have, agreed to use reasonable efforts to solicit offers to purchase these securities. We will have the sole right to accept offers to purchase these securities and may reject any offer in whole or in part. The agent may reject, in whole or in part, any offer it solicited to purchase securities. We will pay the agent, in connection with sales of these securities resulting from a solicitation the agent made or an offer to purchase the agent received, a commission that will be specified in the applicable pricing supplement.

We may also sell these securities to the agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the applicable pricing supplement. The agent may resell these securities to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as the agent determines and as we will specify in the applicable pricing supplement. The agent may offer the securities it has purchased as principal to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) as selected dealer, or to other dealers, including Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley and MSFL. The agent may sell the securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount the agent will receive from us. After the initial public offering of securities that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession, discount and other selling terms from time to time.

The agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended. We and the agent have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities. We have also agreed to reimburse the agent for specified expenses.

Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of these securities on a national securities exchange. The agent may make a market in these securities as applicable laws and regulations permit. The agent is not obligated to do so, however, and the agent may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for these securities.

MS & Co. is a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL and it and other subsidiaries of Morgan Stanlety and affiliates of MSFL expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices an offering of securities, it will determine the economic terms for such securities such that for each security the estimated value on the pricing date will be no lower than the predetermined minimum level set forth and described in the applicable pricing supplement.

The agent will conduct each offering of these securities in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, no agent or dealer that is an affiliate of ours will make sales in this offering to any discretionary account without the prior written approval of the customer. Following the initial distribution of these securities, the agent may offer and sell those securities in the course of its business as a broker-dealer. The agent may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. The agent may use this prospectus supplement in connection with any of those transactions. The agent is not obligated to make a market in any of these securities and may cease to make a market at any time without notice.

In order to facilitate the offering of these securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or of the underlying assets. Specifically, the agent may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position for its own account. The agent must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agent may bid for, and purchase, these securities or the underlying assets in the open market to stabilize the price of these securities or of such underlying assets. Finally, in any offering of the securities through a syndicate of underwriters or dealer group, the agent acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the agent repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The agent is not required to engage in these activities, and may end any of these activities at any time.

Concurrently with the offering of these securities through the agent, we may issue other debt securities under the applicable indenture referred to in this prospectus supplement similar to those described in this prospectus supplement. In the case of Morgan Stanley, those debt securities may include other Series F medium-term notes and medium-term notes under its Series G and Series H prospectus supplement, which we refer to as “Euro medium-term notes.” The other Series F medium-term notes and the Euro medium-term notes may have terms substantially similar to the terms of the securities offered under this prospectus supplement. The Euro medium-term notes may be offered concurrently with the offering of these securities, on a continuing basis outside the United States by us, under a distribution agreement with Morgan Stanley & Co. International plc, as agent for us. The terms of that distribution agreement, which we refer to as the Euro Distribution Agreement, are substantially similar to the terms of the distribution agreement for a U.S. offering, except for selling restrictions specified in the Euro Distribution Agreement. In the case of MSFL, those debt securities may include other Series A medium-term notes. The other Series A medium-term notes may have terms substantially similar to the terms of the securities offered under this prospectus supplement.

The agent or an affiliate of the agent will enter into a hedging transaction with us in connection with each offering of commodity-linked partial principal at risk securities. See “Use of Proceeds and Hedging” above.

With respect to each issuance of securities, we expect to deliver the securities against payment therefor in New York, New York on the original issue date (settlement date) specified in the applicable pricing supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if the original issue date for any issuance of securities is more than three business days after the pricing date, purchasers who wish to trade securities more than three business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Commodity-Linked Partial Principal at Risk Securities Offered Outside the United States

If the applicable pricing supplement indicates that any of our commodity-linked partial principal at risk securities will be offered on a global basis, those registered global securities will be offered for sale in those jurisdictions outside of the United States where it is legal to make offers for sale of those securities.

The agent has represented and agreed, and any other agent through which we may offer any commodity-linked partial principal at risk securities on a global basis will represent and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes the applicable pricing supplement, this prospectus supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities, and we shall not have responsibility for the agent’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

With respect to sales in any jurisdictions outside of the United States of such securities offered on a global basis, purchasers of any such securities may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page of the applicable pricing supplement.

General

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the securities or possession or distribution of any pricing supplement or this prospectus supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of any pricing supplement or this prospectus supplement and the accompanying prospectus or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, any agent or any dealer.

The agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes any pricing supplement, this prospectus supplement and the accompanying prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

European Economic Area

None of this prospectus supplement or the accompanying prospectus is a prospectus for the purposes of the Prospectus Directive (as defined below). This prospectus supplement and the accompanying prospectus have been prepared on the basis that all offers of the securities made to persons in the European Economic Area will be made pursuant to an exemption under the Prospectus Directive from the requirement to produce a prospectus in connection with offers of the securities.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of securities to the public has been made or will be made in that Relevant Member State except that, with effect from and including the Relevant Implementation Date, an offer of such securities may be made to the public in that Relevant Member State at any time:

(1) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(2) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant agent, underwriter or dealer nominated by us for any such offer; or

(3) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities referred to in (1) to (3) above shall require us or any agent, underwriter or dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

With respect to securities to be offered or sold in the United Kingdom, each of the agent, underwriter, dealer, other agent and remarketing firm participating in the distribution of the securities has represented and agreed, or will represent and agree, that (1) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to us, and (2) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any securities in, from or otherwise involving the United Kingdom.

The communication of this prospectus supplement or the accompanying prospectus and any other documents or materials relating to the issue of securities is not being made, and such documents and/or materials have not been approved, by an authorised person for the purposes of Section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom falling within the definition of investment professionals as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”) or within Article 49(2)(A) to (D) of the Financial Promotion Order, or to any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom the securities are only available to, and any investment or investment activity to which this prospectus supplement or the accompanying prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of its or their contents.

Where securities have a maturity of less than one year from their date of issue and either (a) the issue proceeds are received by us in the United Kingdom or (b) the activity of issuing the securities is carried on from an establishment maintained by us in the United Kingdom, each such security must: (i)(A) have a minimum redemption value of £100,000 (or its equivalent in other currencies) (B) no part of any such security may be transferred unless the redemption value of that part is not less than £100,000 (or its equivalent in other currencies) and (C) be issued only to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses; or (ii) be issued in other circumstances which do not constitute a contravention of Section 19 of the FSMA by us.

With respect to such securities that have a maturity of less than one year, each of the agent, underwriter, dealer, other agent and remarketing firm participating in the distribution of the securities has represented and agreed, or will represent and agree, that (1) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business, and (2) it has not offered or sold and will not offer or sell any such securities other than to persons:

(i) whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses; or

(ii) who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses,

where the issue of the securities would otherwise constitute a contravention of Section 19 of the FSMA by us.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No.25 of 1948, as amended, the “FIEA”). The securities will not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Law No. 228 of 1949, as amended)) or to others for re-offering or resale, directly or indirectly, in Japan or to or for the account or benefit of a resident of Japan, except pursuant to an exemption from the registration requirements and otherwise in compliance with the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Hong Kong

WARNING: The contents of this prospectus supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement or the accompanying prospectus, you should obtain independent professional advice.

None of the securities have been offered or sold or will be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) (the “SFO”) and any rules made under that Ordinance or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No person has issued or may issue or had or may have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the securities, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the applicable securities law of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

Singapore

None of this prospectus supplement or the accompanying prospectus have been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore, as amended (the “SFA”), by the Monetary Authority of Singapore and the securities will be offered pursuant to exemptions under the SFA. Accordingly, none of this prospectus supplement or the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any securities may be circulated or distributed, nor may any securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to a relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”), or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable exemption or provision of the SFA. Where securities are subscribed or purchased pursuant to an offer made in reliance on Section 275 by a Relevant Person which is:

(a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b) a trust (where the trustee is not an Accredited Investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

the securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferred for six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(1) to an Institutional Investor or to a Relevant Person, or to any person arising from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law; or

(4) pursuant to Section 276(7) of the SFA or Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations.

Switzerland

The securities may not be offered or sold, directly or indirectly, in or from Switzerland except in circumstances that will not result in the offer of the securities being a public offering in Switzerland within the meaning of the Swiss Federal Code of Obligations (“CO”). Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the securities constitutes a prospectus as that term is understood pursuant to Article 652a or 1156 CO or a listing prospectus pursuant to the listing rules of SIX Swiss Exchange, and neither this prospectus supplement, the accompanying prospectus nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland. The securities are not authorized by or registered with the Swiss Financial Market Supervisory Authority as a foreign collective investment scheme. Therefore, investors do no benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Financial Market Supervisory Authority.

Annex I

Certain Additional Commodity and Commodity Index Risks

We have derived all information contained in this prospectus supplement and the applicable pricing supplement regarding any specified underlying commodity or underlying commodity index, including, without limitation, changes in the historical values and the method of calculation for any commodity index, from publicly available information. In connection with the offering of securities, neither we nor the agent has made any due diligence inquiry with respect to any specified underlying commodity or underlying commodity index or underlying commodity index publisher and neither we nor the agent makes any representation that publicly available information regarding any underlying commodity or underlying commodity index is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date of any offering of securities (including events that would affect the accuracy or completeness of the publicly available information described in this paragraph or in the applicable pricing supplement) that would affect the value of any underlying commodity or underlying commodity index have been publicly disclosed. Subsequent disclosure of any such events could affect the value received at maturity or on any call date with respect to the securities and therefore the trading prices of the securities.

In this prospectus supplement and any applicable pricing supplement, unless the context requires otherwise, references to any specific underlying commodity index listed below will include any successor index to such underlying commodity index and references to the underlying commodity index publisher will include any successor thereto.

Certain Risks Applicable to Commodities Generally

The price of a given commodity is primarily affected by the global demand for and supply of such commodity, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. There are substitutes for most commodities in various applications, though considerations such as relative cost often limit substitution levels. The price and availability of substitutes for a given commodity will also affect the price by affecting the demand for such commodity. For example, in 2008, when the price of coal and the price of oil reached all-time peaks, the price of natural gas reached an all-time peak.

Demand for most commodities has generally increased with worldwide growth and prosperity and is generally positively correlated with the level of global economic activity. However, certain commodities, in particular, precious metals, are used as hedges against deteriorating economic conditions including the devaluation of currencies, especially the U.S. dollar, and hence there may also be upward pressure on demand for such commodities when worldwide economic conditions worsen.

Commodity prices are volatile and may fluctuate significantly over short periods of time. For example, between July 2010 and May 2011 – a period of only ten months – the price of cotton increased by approximately 74%. However, from July 1, 2008 to January 2009, crude oil prices fell by approximately 72%. There is no assurance that commodities that have increased in price will continue to experience similar increases, and you should not take the past performance of any commodity as an indication of its future performance. It is not possible to predict the aggregate effect of all or any combination of the factors described in this general risks section, or the commodity-specific risks described below.

Certain Risks Applicable to Specific Commodities

High Grade Primary Aluminum

Demand for aluminum is significantly influenced by the level of global industrial economic activity. Industrial sectors which are particularly important to demand for aluminum include the automobile, packaging and construction sectors. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. The supply of aluminum is widely spread around the world, with the main sources in North America, Europe and China, and the principal factor dictating the smelting of aluminum is the ready availability of inexpensive power. The supply of aluminum is also affected by current and previous price levels, which will influence investment decisions in new smelters. Other factors influencing supply include droughts, transportation problems, labor strikes and shortages of power and raw materials.

Brent Crude Oil

Brent crude oil (“Brent”) is light sweet crude oil from the North Sea. Most refinement takes place in Northwest Europe. Brent prices are generally more volatile and subject to dislocation than prices of other commodities. Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of crude oil. Crude oil’s end-use as a refined product is often as transport fuel, industrial fuel and in-home heating fuel. Potential for substitution in most areas exists, although considerations including relative cost often limit substitution levels. Because the precursors of demand for petroleum products are linked to economic activity, demand will tend to reflect economic conditions. Demand is also influenced by government regulations, such as environmental or consumption policies. In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity, developments in production technology such as fracking, and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil producing regions of the world. Such events tend to affect oil prices worldwide, regardless of the location of the event. Supply for crude oil may increase or decrease depending on many factors. These include production decisions by the Organization of the Petroleum Exporting Countries (“OPEC”) and other crude oil producers. OPEC has the potential to influence oil prices worldwide because its members possess a significant portion of the world’s oil supply. In the event of sudden disruptions in the supplies of oil, such as those caused by war, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon the commencement or cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. Crude oil prices may also be affected by short-term changes in supply and demand because of trading activities in the oil market and seasonality (e.g., weather conditions such as hurricanes).

Coal - API

Due to the importance of coal in the generation of electricity and the production of iron and steel, the electric and steel industries account for a significant percentage of coal demand. Nuclear power, natural gas, hydro-electric power, wind and solar power and crude oil can be used as substitutes for coal, and the availability and price of each of these alternative energy sources also affects demand for coal. Government regulations regarding air pollution affect the demand for coal, and, specifically, the demand for specific types of coal, by limiting the amount of sulfur dioxide which may be emitted during the use of coal. Other factors that affect the price of coal include weather patterns, discoveries of new coal deposits, labor and equipment costs, environmental, health and safety and other government regulations, including the regulation of mines, government subsidies and tax incentives and transportation disruptions.

Cocoa

Cocoa is primarily used by the confectionary industry. The majority of cocoa is produced in West African nations such as Ghana and the Ivory Coast. This region has historically been subject to periods of significant political instability, which could lead to disruptions in production and price volatility. The majority of cocoa consumption is in the European Union member nations and the United States. Any significant changes in demand for cocoa by these nations could result in substantial volatility and a decline in the price of cocoa.

Coffee

The supply of coffee can be affected by weather conditions, the health of coffee trees and harvesting practices. Historically, weather has played a major role in determining world supply. The internal policies of the governments of coffee-producing countries with regard to number of trees planted, price support programs and world export quotas can also impact the amount of coffee available for world trade. The demand for coffee is primarily determined by its price, the price and availability of substitute drinks and consumers’ tastes. The price of coffee has been extraordinarily volatile over the years. It is subject to supply disruptions such as freezing conditions in the major coffee growing regions, such as the Brazilian highlands, and to new exporters buying market share via lower prices, as was the case for Vietnam in the late 1990s and early 2000s. The intraday volatility of coffee futures is also high.

Copper - Grade A

Demand for copper is significantly influenced by the level of global industrial economic activity. Industrial sectors which are particularly important to demand for copper include the electrical and construction sectors. In recent years demand has been supported by strong consumption from newly industrializing countries due to their copper-intensive economic growth and infrastructure development. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There are substitutes for copper in various applications. Their availability and price will also affect demand for copper. The main sources of copper are mines in Latin America and Eastern Europe and copper is refined mainly in Latin America, Australia and Asia. The supply of copper is also affected by current and previous price levels, which will influence investment decisions in new smelters. In previous years, copper supply has been affected by strikes, financial problems and terrorist activity. It is not possible to predict the aggregate effect of all or any combination of these factors.

Corn - CBOT

The demand for corn is in part linked to the development of industrial and energy uses for corn. This includes the use of corn in the production of ethanol. The demand for corn is also affected by the production and profitability of the pork and poultry sectors, which use corn for feed. Negative developments in those industries may lessen the demand for corn. For example, if avian flu were to have a negative effect on world poultry markets, the demand for corn might decrease. The supply of corn is dependent on many factors including weather patterns, government regulation, the price of fuel and fertilizers and the current and previous price of corn. The United States is the world’s largest supplier of corn, followed by China and Brazil. The supply of corn is particularly sensitive to weather patterns in the United States and China. In addition, technological advances could lead to increases in worldwide production of corn and corresponding decreases in the price of corn.

Cotton No. 2 - NYBOT

The price of cotton is affected by governmental programs and policies regarding agriculture, including cotton, specifically, and trade, fiscal and monetary issues, more generally. Extrinsic factors also affect cotton prices such as weather, crop yields, natural disasters, technological developments, wars and political and civil upheavals.

Gold

The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors such as, among other things, the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may also be affected by industry factors such as industrial and jewelry demand as well as lending, sales and purchases of gold by the official governmental sector, including central banks and other governmental agencies and multilateral institutions that hold gold, sales of gold recycled from jewelry, levels of gold production and production costs and short-term changes in supply and demand due to trading activities in the gold market.

Standard Lead

Demand for lead is significantly influenced by the level of global industrial economic activity. Lead is mostly used in batteries, pigments and compounds. The storage battery industrial sector is particularly important to demand for lead given that the use of lead in the manufacture of batteries accounts for approximately two-thirds of worldwide lead demand. The use of lead in the manufacture of power generation units accounts for a significant percentage of worldwide lead demand. Lead is used to house power generation units as it protects against electrical charges and dangerous radiation. Additional applications of lead include gasoline additives, pigments, chemicals and crystal glass. Use in the manufacture of these products will influence demand for lead as well. An additional, highly volatile component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. The supply of lead is widely spread around the world, with the main sources in Australia, North America and Latin America. The supply of lead is also affected by current and previous price levels, which influence investment decisions regarding new mines and smelters. A critical factor influencing supply is the environmental and regulatory regimes of the countries in which lead is mined and processed.

Lean Hogs

Lean hogs refers to industrially-raised pigs or hogs that have reached the requisite weight for slaughter in the United States. Futures and options contracts on hog (barrow and gilt) carcasses (in each case, with a contract size of 40,000 pounds) are traded on the Chicago Mercantile Exchange. Lean hogs are a “non-storable” commodity, which means that the hogs can be kept in their “finished condition” (that is, ready for slaughter) for only a limited period of time. As lean hogs reach market weights, they must be sold or suffer discounts. As a result, lean hogs may experience greater price volatility than “storable” commodities. Lean hogs prices are primarily affected by the U.S. domestic demand for and supply of lean hogs, but are also influenced by speculative actions and by currency exchange rates. Lean hogs are sourced from within the United States and the United States is the largest consumer of the lean hogs. In addition, prices for lean hogs are affected by governmental programs and policies regarding livestock, as well as general trade, fiscal and exchange control policies. Extrinsic factors such as drought, floods, general weather conditions, disease, availability of and prices for livestock feed, availability of grazing land and natural disasters will also affect live lean hog prices. Demand for livestock commodities such as lean hogs has generally increased with worldwide growth and prosperity and global or U.S.-specific recessions will likely adversely affect demand for, and consequently the prices of, lean hogs.

Live Cattle

Live cattle refers to cattle that have reached the requisite weight for slaughter in the United States. Futures and options contracts on live cattle (in each case, with a contract size of 40,000 pounds) are traded on the Chicago Mercantile Exchange. Live cattle is a “non-storable” commodity, which means that the cattle can be kept in their “finished condition” ( that is, ready for slaughter) for only a limited period of time. As live cattle reach market weights, they must be sold or suffer discounts. As a result, live cattle may experience greater price volatility than “storable” commodities. Live cattle prices are primarily affected by the U.S. domestic demand for and supply of live cattle, but are also influenced by speculative actions and by currency exchange rates. Live cattle are primarily sourced from within the United States, but some live cattle are transported from Mexico and Canada and the United States is the largest consumer of the live cattle. In addition, prices for live cattle are affected by governmental programs and policies regarding livestock, as well as general trade, fiscal and exchange control policies. Extrinsic factors such as drought, floods, general weather conditions, disease (e.g., Bovine Spongiform Encephalopathy, or Mad Cow Disease), availability of and prices for livestock feed, availability of grazing land and natural disasters will also affect live cattle prices. Demand for livestock commodities such as live cattle has generally increased with worldwide growth and prosperity and global or U.S.-specific recessions will likely adversely affect demand for, and consequently the prices of, live cattle.

Milk

Class III milk is used primarily for the production of hard cheeses and cream cheese and, accordingly, prices of Class III milk are chiefly affected by the supply of Class III milk and the demand for hard cheeses and cream cheese, which are the principal uses of Class III milk. The European Union and the United States are two of the largest producers of dairy products in the world. These regions also have very large domestic markets for dairy products, which account for the consumption of the majority of the dairy products they produce. The dairy industry is heavily regulated and that regulation changes from time-to-time, often with effects on the price of Class III milk that are not immediately ascertainable. For example, In the United States, legislation enacted on February 7, 2014 repealed the existing price support system that was designed to act as a floor on dairy prices when supplies increased and instituted a new system intended to preserve margins for dairy producers and to stimulate demand when margins decrease below a predetermined level. The impact this legislation may have on dairy prices, including Class III milk prices, is uncertain. The availability of imports also tends to act as a practical ceiling on dairy prices in the United

States. Tariff-rate quotas are in place to prevent imports from flooding the market in the United States, but when United States prices relative to world prices are too high, imports of milk can lower prices, especially when supplies are limited. In the European Union, the dairy industry is governed by EU regulations, which currently provide for a milk quota system and direct payments to dairy farmers. The European Union has announced the abolition of the European milk quota system on April 1, 2015 and the impact that this change may have on milk prices is uncertain. The supply of milk may also be impacted by the attrition of lower-producing herds, disease, weather conditions and changes in feed and forage quality due to price or availability.

Natural Gas

Natural gas is used primarily for residential and commercial heating and in the production of electricity. Natural gas has also become an increasingly popular source of energy in the United States, both for consumers and industry. However, because natural gas can be used as a substitute for coal and oil in certain circumstances, the price of coal and oil influence the price of natural gas. The level of global industrial activity influences the demand for natural gas. The demand for natural gas has traditionally been cyclical, with higher demand during the winter months and lower demand during relatively warmer summer months. Seasonal temperatures in countries throughout the world can also heavily influence the demand for natural gas. The world’s supply of natural gas is concentrated in the former Soviet Union, the Middle East, Europe and Africa. In general, the supply of natural gas is based on competitive market forces. Inadequate supply at any one time leads to price increases, which signal to production companies the need to increase the supply of natural gas to the market. The ability of production companies to supply natural gas, however, is dependent on a number of factors. Factors that affect the short term supply of natural gas include the availability of skilled workers and equipment, permitting and well development, as well as weather and delivery disruptions (e.g., hurricanes, labor strikes and wars). In addition, production companies face more general barriers to their ability to increase the supply of natural gas, including access to land, the expansion of pipelines and the financial environment. These factors, which are not exhaustive, are interrelated and can have complex and unpredictable effects on the supply for, and the price of, natural gas.

New York Harbor No. 2 Heating Oil

The level of global industrial activity influences the demand for heating oil. In addition, the seasonal temperatures in countries throughout the world can heavily influence the demand for heating oil. Heating oil is generally used to fuel heat furnaces for commercial and residential buildings. Heating oil is derived from crude oil and as such, any factors that influence the supply of crude oil may also influence the supply of heating oil.

Palladium

The price of palladium has fluctuated widely over the past several years. Because the palladium supply is both limited and concentrated, any disruptions in the supply of palladium tend to have a disproportionate effect on the price of palladium. Key factors that may influence prices are the mining policies and production costs in the most important palladium-producing countries, in particular, Russia, South Africa, the United States and Canada (which together account for over 90% of production), the size and availability of palladium stockpiles, global supply and demand as well as the level of economic activity of the main consuming countries. Investments in exchange-traded notes and funds linked to the price of palladium may also have an impact on palladium prices. The possibility of large-scale distress sales of palladium in times of crisis may also have a short-term negative impact on the price of palladium. For example, the 2008 financial crisis resulted in significantly depressed prices of palladium largely due to sales from institutional investors such as hedge funds and pension funds. Palladium is used in a variety of industries, in particular the automotive industry. Demand for palladium from the automotive industry, which uses palladium in catalytic converters, accounts for more than 50% of the industrial use of palladium, and a decline in the global automotive industry may impact the price of palladium. Palladium is also used in the electronics, dental and jewelry industries.

Palm Oil

Palm oil is an edible vegetable oil used primarily in cooking, margarine production and as a component of processed foods. It is also increasingly used in biodiesel production. Palm oil is produced from the fruit of the oil palm by a process of fractionation. The price of palm oil is primarily affected by the global demand for and supply of palm oil, but is also influenced from time to time by speculative actions and by currency exchange rates. In addition, prices for palm oil are affected by governmental programs and policies regarding agriculture, including cultivation of the oil palm, specifically, and trade, fiscal and monetary issues, more generally. Extrinsic factors also affect palm oil prices such as weather, crop yields, natural disasters, pestilence, technological developments in agriculture and palm oil refining, wars and political and civil upheavals. Substitution of other edible oils and other sources of biodiesel for palm oil could also adversely impact the price of palm oil. Malaysia is the world’s largest supplier of palm oil and several other Asian, Latin American and African countries are major producers.

Primary Nickel

Demand for nickel is significantly influenced by the level of global industrial economic activity. The stainless steel industrial sector is particularly important to demand for nickel given that the use of nickel in the manufacture of stainless steel accounts for a significant percentage of worldwide nickel demand. Growth in the production of stainless steel will therefore drive nickel demand. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There are substitutes for nickel in various applications. Their availability and price will also affect demand for nickel. Nickel supply is dominated by Canada and the Commonwealth of Independent States (the “CIS”). Exports from the CIS have increased in recent years. The supply of nickel is also affected by current and previous price levels, which will influence investment decisions in new mines and smelters.

Platinum

Since the platinum supply is very limited, any disruptions in platinum supply tend to have an exaggerated effect on the price of platinum. Key factors that may influence prices are the policies in or political stability of the most important producing countries, in particular, the Russian Federation and South Africa (which together account for over 90% of production), the size and availability of the Russian platinum stockpiles, as well as the economic situation of the main consuming countries. Platinum is used in a variety of industries and the automotive industry. Demand for platinum from the automotive industry, which uses platinum as a catalytic converter, accounts for approximately 80% of the industrial use of platinum. Platinum is also used in the chemical industry, the electronics industry and the dental industry. The primary non-industrial use of platinum is jewelry, which accounts for approximately 40% of the overall demand for platinum.

RBOB Gasoline

RBOB gasoline is the first nearby New York harbor reformulated gasoline blendstock for oxygen blending (“RBOB”) futures contract traded on the NYMEX in units of 42,000 gallons. The contract is based on delivery at petroleum products terminals in New York harbor. RBOB is a wholesale non-oxygenated blendstock traded in the New York Harbor barge market that is ready for the addition of 10% ethanol at the truck rack.

The level of demand for non-oxygenated gasoline is primarily influenced by the level of global industrial activity. In addition, the demand has seasonal variations, which occur during the “driving seasons” usually considered the summer months in North America and Europe. Further, as RBOB is derived from crude oil, the price of crude oil also influences the price of RBOB.

Crude oil in turn is influenced by global demand for and supply of crude oil, but is also influenced significantly from time to time by speculative actions. Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of crude oil. Crude oil’s end-use as a refined product is often as transport fuel, industrial fuel and in-home heating fuel. Potential for substitution in most areas exists, although considerations including relative cost often limit substitution levels. Because the precursors of demand for petroleum products are linked to economic activity, demand will tend to reflect economic conditions. Demand is also influenced by government regulations, such as environmental or consumption policies. In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil producing regions of the world. Such events tend to affect oil prices worldwide, regardless of the location of the event. Supply for crude oil may increase or decrease depending on many factors. These include production decisions by the Organization of the Petroleum Exporting Countries and other crude oil producers. In the event of sudden disruptions in the supplies of oil, such as those caused by war, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities.

Rough Rice

Rough rice is the primary food staple for much of the world’s population and an important ingredient in many processed foods and beverages. Rice prices are primarily affected by weather and crop growing conditions generally and the global demand for, and supply of, rough rice, which is driven by global rice production, population growth and economic activity. In addition, prices for rice are affected by governmental and intergovernmental programs and policies regarding trade, agriculture and energy and, more generally, regarding fiscal and monetary issues. Global demand for by-products of rice, which are used for fuel, fertilizers and packing materials, also influences the price of rough rice.

Silver

Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as the United Mexican States and the Republic of Peru, Australia and Canada. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time-to-time, above-ground inventories of silver may also influence the market. The major end-uses for silver include industrial applications, jewelry, coins and medals, photography and silverware.

Soybeans - CBOT

Demand for soybeans is in part linked to the development of agricultural, industrial and energy uses for soybeans. In addition, prices for soybeans are affected by governmental programs and policies regarding agriculture and trade specifically, and trade, fiscal and monetary issues, more generally. Soybean prices are also affected by extrinsic factors such as weather, crop yields, natural disasters, pestilence, technological developments, wars and political and civil upheavals. Soy biodiesel, animal agriculture, vegetable oil, edible soybean oil and new industrial uses are examples of major areas that may impact worldwide soybean demand. In addition, substitution of other commodities for soybeans could also impact the price of soybeans. The supply of soybeans is particularly sensitive to weather patterns such as floods, drought and freezing conditions, planting decisions and the price of fuel, seeds and fertilizers. In addition, technological advances and scientific developments could lead to increases in worldwide production of soybeans and corresponding decreases in the price of soybeans. The United States, Argentina and Brazil are the three largest suppliers of soybean crops.

Soybean Meal - CBOT

Soybean meal (“soymeal”) is used primarily as an animal feed ingredient and therefore demand for soymeal is significantly influenced by the level of global livestock production. Soymeal production is dominated by the United States, China, Brazil, Argentina and India. Governmental programs and policies regarding agriculture, specifically, and trade, fiscal and monetary issues, more generally, in these countries could affect the supply and price of soymeal. Soymeal prices are also affected by factors such as weather, crop yields, natural disasters, pestilence, technological developments, wars and political and civil upheavals.

Sugar #11 (World) - NYBOT

Global prices for sugar are primarily affected by the global demand for and supply of sugar, but are also significantly influenced by governmental policy and international trade agreements, by speculative actions and by currency exchange rates. Sugar is used primarily as a human food sweetener, but is also used in the production of fuel ethanol. Global demand for sugar is influenced by the level of human consumption of sweetened food-stuffs and beverages and, to a lesser extent, by the level of demand for sugar as the basis for fuel ethanol. The world export supply of sugar is dominated by the European Union, Brazil, Guatemala, Cuba, Thailand and Australia, while other countries, including India, the United States, Canada and Russia produce significant amounts of sugar for domestic consumption. Governmental programs and policies regarding agriculture and energy, specifically, and trade, fiscal and monetary issues, more generally, in these countries and at a multinational level could affect the supply and price of sugar. Sugar prices are also affected by factors such as weather, disease and natural disasters.

Tin

Demand for tin is significantly influenced by the level of economic activity in the electrical and electronic industries. The solder market is particularly important given that the use of tin as a solder accounts for over half of worldwide tin demand. Tin is also used in tin-plates for food preservation and for making windows. The vast majority of tin production occurs in China, Indonesia and Peru. The supply of tin is affected by political events, including illegal production in the Democratic Republic of Congo, and by current and previous price levels which may influence important decisions about new mines.

Wheat - CBOT

Wheat prices are primarily affected by weather and crop growing conditions generally and the global demand for and supply of grain, which are driven by global grain production, population growth and economic activity. Demand for wheat is in part linked to the development of agricultural, industrial and energy uses for wheat including the use of wheat for the production of animal feed and bioethanol, which may have a major impact on worldwide demand for wheat. In addition, prices for wheat are affected by governmental and intergovernmental programs and policies regarding trade, agriculture, and energy and, more generally, regarding fiscal and monetary issues. Wheat prices may also be influenced by or dependent on retail prices, social trends, lifestyle changes and market power. Substitution of other commodities for wheat could also impact the price of wheat. The supply of wheat is particularly sensitive to weather patterns such as floods, drought and freezing conditions, planting decisions, the price of fuel, seeds and fertilizers and the current and previous price of wheat. In addition, technological advances and scientific developments could lead to increases in worldwide production of wheat and corresponding decreases in the price of wheat. Extrinsic factors affecting wheat prices include natural disasters, pestilence, wars and political and civil upheavals. China, India and the United States are the three largest suppliers of wheat crops.

West Texas Intermediate Light Sweet Crude Oil

Demand for refined petroleum products by consumers, as well as by the agricultural, manufacturing and transportation industries, affects the price of crude oil. Crude oil’s end-use as a refined product is often as transport fuel, industrial fuel and in-home heating fuel. Potential for substitution in most areas exists, although considerations including relative cost often limit substitution levels. Because the precursors of demand for petroleum products are linked to economic activity, demand will tend to reflect economic conditions. Demand is also influenced by government regulations, such as environmental or consumption policies. In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil producing regions of the world. Such events tend to affect oil prices worldwide, regardless of the location of the event. Supply for crude oil may increase or decrease depending on many factors. These include production decisions by the Organization of the Petroleum Exporting Countries and other crude oil producers. In the event of sudden disruptions in the supplies of oil, such as those caused by war, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. West Texas Intermediate light sweet crude oil is also subject to the risk that it has demonstrated a lack of correlation with world crude oil prices due to structural differences between the U.S. market for crude oil and the international market for crude oil. As a result, the price of West Texas Intermediate light sweet crude oil may be more volatile than world crude oil prices generally.

Special High-Grade Zinc

Demand for zinc is significantly influenced by the level of global industrial economic activity. The galvanized steel industrial sector is particularly important to demand for zinc given that the use of zinc in the manufacture of galvanized steel accounts for a significant percentage of worldwide zinc demand. The galvanized steel sector is in turn heavily dependent on the automobile and construction sectors. Growth in the production of galvanized steel will drive zinc demand. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. The supply of zinc concentrate (the raw material) is dominated by Australia, North America and Latin America. The supply of zinc is also affected by current and previous price levels, which will influence investment decisions in new mines and smelters.

Certain Risks Applicable to Specific Commodity Indices

The S&P GSCI™ Agriculture Index - Excess Return

The S&P GSCI™ Agriculture Index - Excess Return is a sub-index of the S&P GSCI™ – Excess Return (the “S&P GSCI™-ER”) and represents only the agricultural components of the S&P GSCI™-ER. The S&P GSCI™ Agriculture Index - Excess Return is a global production weighted index of certain agricultural commodities in the world economy. Global agricultural commodity prices are primarily affected by the global demand for and supply of those commodities, but are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for agricultural commodities are affected by governmental programs and policies regarding agriculture, specifically, and trade, fiscal and monetary issues, more generally. Agricultural commodity prices are also affected by factors such as weather, disease and natural disasters.

The S&P GSCI™ Corn Index - Excess Return

The S&P GSCI™ Corn Index - Excess Return is composed entirely of corn futures contracts included in the S&P GSCI™-ER. The commodity markets, including the corn markets, are generally subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. Global prices for corn are primarily affected by the global demand for and supply of corn, but are also significantly influenced by speculative actions and by currency exchange rates. Corn is primarily used as a livestock feed but is also processed into food and industrial products, including starches, sweeteners, corn oil, beverage and industrial alcohol and fuel ethanol. Demand for corn is influenced by a variety of factors including the level of global livestock production, the level of human consumption of corn and corn-derived products and, in the case of demand for production into ethanol, demand for corn as the basis for ethanol. The supply of corn is dominated by the United States, China, Central and South America and the European Union. Governmental programs and policies regarding agriculture and energy, specifically, and trade, fiscal and monetary issues, more generally, in these countries could affect the supply and price of corn. Extrinsic factors also affect corn prices such as weather, disease and natural disasters.

The S&P GSCI™ Cotton Index - Excess Return

The S&P GSCI™ Cotton Index - Excess Return is composed entirely of cotton futures contracts included in the S&P GSCI™-ER. Cotton prices are primarily affected by the global demand for and supply of cotton, but are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for cotton are affected by governmental programs and policies regarding agriculture, specifically, and trade, fiscal and monetary issues, more generally. Cotton prices are also affected by factors such as weather, crop yields, natural disasters, technological developments, wars and political and civil upheavals. Demand for cotton has generally increased with worldwide growth and prosperity.

The S&P GSCI™ Brent Crude Index - Excess Return

The S&P GSCI™ Brent Crude Index - Excess Return is composed entirely of crude oil futures contracts included in the S&P GSCI™-ER. Crude oil prices are primarily affected by the global demand for and supply of crude oil, but are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for crude oil are affected by governmental programs and policies regarding energy, specifically, and trade, fiscal and monetary issues, more generally. Extrinsic factors also affect crude oil prices such as weather, natural disasters, technological developments, wars and political and civil upheavals. Demand for Brent crude oil has generally increased with worldwide growth and prosperity.

The S&P GSCI™ Energy Index - Excess Return

The S&P GSCI™ Energy Index - Excess Return is a sub-index of the S&P GSCI™-ER and represents only the energy components of the S&P GSCI™-ER. The S&P GSCI™ Energy Index - Excess Return is a production-weighted index of the principal energy commodities and currently include WTI crude oil, Brent crude oil, gasoline, heating oil, gasoil and natural gas. It is designed to be a measure of the performance over time of the markets for these commodities and is composed of energy futures contracts traded on regulated futures exchanges. Energy commodity prices are primarily affected by the global demand for and supply of the commodities, but are also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for energy is linked to general economic activity, as well as government regulations such as environmental or consumption policies. In addition, prices for energy are affected by political events, labor activity and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil producing regions of the world. Such events tend to affect prices worldwide, regardless of the location of the event. Supply for crude oil may increase or decrease depending on many factors. These include production decisions by the Organization of the Petroleum Exporting Countries and other crude oil producers. In the event of sudden disruptions in the supplies of oil, such as those caused by war or the prospect of war, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities.

The S&P GSCI™ Gold Index - Excess Return

The S&P GSCI™ Gold Index - Excess Return is composed entirely of gold futures contracts included in the S&P GSCI™-ER. The commodity markets, including the gold markets, are generally subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. Gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors. These include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold, levels of gold production and production costs and short-term changes in supply and demand because of trading activities in the gold market.

The S&P GSCI™ Grains Index - Excess Return

The S&P GSCI™ Grains Index - Excess Return is composed entirely of futures contracts included in the S&P GSCI™-ER, on four different grain commodities; corn, soybeans, Chicago wheat and Kansas wheat. Chicago wheat and Kansas wheat are each wheat futures contracts traded on the Chicago Board of Trade and the Kansas City Board of Trade respectively. Grain prices are primarily affected by weather and crop growing conditions generally and the global demand for and supply of grain, which are driven by global grain production, population growth and economic activity. In addition, prices for grain are affected by governmental and intergovernmental programs and policies regarding trade, agriculture, and energy, specifically and fiscal and monetary issues, more generally. Alternative uses for grains such as energy sources or in manufacturing also drive the prices for grains. Such alternative uses may be dependent on governmental action, such as subsidies or tariffs and technological innovation. Grain prices are also affected by natural disasters, pestilence, scientific developments, wars and political and civil upheavals. Substitution of other commodities for grain could also impact the price of grain and therefore the performance of the S&P GSCI™ Grains Index - Excess Return.

The S&P GSCI™ Industrial Metals Index - Excess Return

The S&P GSCI™ Industrial Metals Index - Excess Return is a production weighted index of principal industrial metal physical commodities and currently includes aluminum, copper, lead, nickel and zinc. It is designed to be a measure of the performance over time of the markets for these commodities and is composed of industrial metals futures contracts traded on regulated futures exchanges. Industrial metals commodity prices are primarily affected by the global demand for and supply of these metals, but are also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for industrial metals is significantly influenced by the level of global industrial economic activity, by adjustments to inventory in response to changes in economic activity and/or pricing levels, and by the availability of substitutes in various applications. In recent years, industrialization in the developing world has driven up demand of industrial metals and their prices reached record levels in 2006. Depending on the application, there may be substitutes for the industrial metals. Low prices for metals such as nickel and zinc in the early 1990s tended to discourage such investments.

The S&P GSCI™ Light Energy Index - Excess Return

The S&P GSCI™-ER is a world production-weighted index that is designed to reflect the relative significance of each of its underlying commodities in the world economy. This feature of the S&P GSCI™-ER facilitates the use of the S&P GSCI™-ER as a benchmark for changes in certain economic factors, such as inflation. The S&P GSCI™ Light Energy Index - Excess Return, in contrast, is calculated by reducing the weight of each energy-related commodity included in the S&P GSCI™-ER to a level that is 1/4 of its weight in the S&P GSCI™-ER, with the remaining portion of each commodity’s weight allocated to the other commodities in the S&P GSCI™-ER on a pro rata basis. As a result, the S&P GSCI™ Light Energy Index - Excess Return is not based on the relative world production levels of each of these commodities and might not serve as a benchmark for changes in inflation or other economic factor. In particular, because of the significance of energy-related commodities to the world economy, a significant reduction in the weights of these commodities in the S&P GSCI™ Light Energy Index - Excess Return will substantially limit the effect of changes in energy prices on the S&P GSCI™ Light Energy Index - Excess Return. Increases in the prices of energy commodities, therefore, will not increase the level of the S&P GSCI™ Light Energy Index - Excess Return to the same extent as the S&P GSCI™-ER.

The S&P GSCI™ Livestock Index - Excess Return

The S&P GSCI™ Livestock Index - Excess Return is a sub-index of the S&P GSCI™-ER and represents only the livestock components of the S&P GSCI™-ER. The S&P GSCI™ Livestock Index - Excess Return is a global production weighted index of certain livestock commodities in the world economy and currently include live cattle, feeder cattle and lean hogs. Global livestock commodity prices are primarily affected by the global demand for and supply of those commodities, but is also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for livestock commodities are affected by governmental programs and policies regarding food safety and livestock, specifically, and trade, fiscal and monetary issues, more generally. Extrinsic factors also affect livestock commodity prices such as weather, disease and natural disasters. Demand for livestock commodities has generally increased with worldwide growth and prosperity.

The S&P GSCI™ Precious Metals Index - Excess Return

The S&P GSCI™ Precious Metals Index - Excess Return is a sub-index of the S&P GSCI™-ER and represents only the gold and silver components of the S&P GSCI™-ER. The S&P GSCI™ Precious Metals Index - Excess Return is an index of principal precious metal physical commodities and currently includes gold and silver. Global precious metals commodity prices are primarily affected by the global demand for and supply of those commodities, but are also significantly influenced by speculative actions and by currency exchange rates. Gold and silver prices can fluctuate widely. Gold prices are affected by numerous factors, including macroeconomic factors, industry factors and by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market. Silver prices also may be affected by numerous factors including general economic trends, technical developments, substitution issues and regulation, as well as other factors.

The S&P GSCI™ Sugar Index - Excess Return

The S&P GSCI™ Sugar Index - Excess Return is composed entirely of sugar futures contracts included in the S&P GSCI™-ER. The commodity markets, including the sugar markets, are generally subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. Global prices for sugar are primarily affected by the global demand for and supply of sugar, but are also significantly influenced by governmental policy and international trade agreements, by speculative actions and by currency exchange rates. Sugar is used primarily as a human food sweetener, but is also used in the production of fuel ethanol. Global demand for sugar is influenced by level of human consumption of sweetened food-stuffs and beverages and to a lesser extent, by the level of demand for sugar as the basis for fuel ethanol. The world export supply of sugar is dominated by the European Union, Brazil, Guatemala, Cuba, Thailand and Australia, while other countries, including India, the United States, Canada and Russia produce significant amounts of sugar for domestic consumption. Governmental programs and policies regarding agriculture and energy, specifically, and trade, fiscal and monetary issues, more generally, in these countries and at a multinational level could affect the supply and price of sugar. Extrinsic factors also affect sugar prices such as weather, disease and natural disasters.

The S&P GSCI™ Wheat Index - Excess Return

The S&P GSCI™ Wheat Index–Excess Return is composed of CBOT wheat futures contracts included in the S&P GSCI™–ER. Factors relating to the value of the wheat futures contracts and the underlying price of wheat will affect the level of the wheat index. Wheat is a grain commodity and grain prices are primarily affected by weather and crop growing conditions generally and the global demand for and supply of grain, which are driven by global grain production, population growth and economic activity. In addition, prices for grain are affected by governmental and intergovernmental programs and policies regarding trade, agriculture, including grains, and energy specifically and fiscal and monetary issues, more generally. Alternative uses for grains such as energy sources or in manufacturing also drive the prices for grains. Such alternative uses may be dependent on governmental action, such as subsidies or tariffs and technological innovation. Extrinsic factors also affect grain prices such as natural disasters, pestilence, scientific developments, wars and political and civil upheavals. Substitution of other commodities for grain could also impact the price of grain. In addition, changes to the terms of the wheat futures contracts may affect the level of the wheat index and there have been recent reports that these futures contract may be modified in an attempt to narrow the observed divergence between the value of the futures contract nearing expiration and the then-current spot cash price for wheat at that time. Any changes to the terms of the wheat futures contract could have a negative effect on the value of the wheat index.

The S&P GSCI™ - ER may in the future include contracts that are not traded on regulated futures exchanges

The S&P GSCI™-ER, from which the other indexes described above are derived, was originally based solely on futures contracts traded on regulated futures exchanges (referred to in the United States as “designated contract markets”). At present, the S&P GSCI™-ER continues to be comprised exclusively of regulated futures contracts. As described below, however, the S&P GSCI™-ER may in the future include over-the-counter contracts (such as swaps and forward contracts) traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the same provisions of, and the protections afforded by, the Commodity Exchange Act of 1936, as amended, or other applicable statutes and related regulations, that govern trading on regulated futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities and the inclusion of such contracts in the S&P GSCI™-ER may be subject to certain risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

Higher future prices of S&P GSCI™ - ER commodities relative to their current prices may decrease the amount payable at maturity

The S&P GSCI™-ER is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the futures contracts that comprise the S&P GSCI™-ER approach expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This process is referred to as “rolling.” If the market for these contracts is (putting aside other considerations) in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a “roll yield.” While many of the contracts included in the S&P GSCI™-ER have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. Moreover certain of the commodities included in the index have historically traded in “contango” markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. The absence of backwardation in the commodity markets could result in negative “roll yields,” which could adversely affect the value of the indexes described above and, accordingly, decrease the payment you receive at maturity.

Annex II

Certain Additional Commodity Index Information

The Bloomberg Commodity IndexSM

The Bloomberg Commodity IndexSM is currently composed of 22 exchange-traded futures contracts on 20 physical commodities, and reflects the return of underlying commodity futures price movements only. It is quoted in U.S. dollars and appears on Reuters Page “BCOM.”

We have derived all information contained in this prospectus supplement regarding the Bloomberg Commodity IndexSM, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Bloomberg Finance L.P. (“Bloomberg”) and UBS Securities LLC (“UBS”).

The Bloomberg Commodity IndexSM reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Bloomberg Commodity IndexSM. The value of the Bloomberg Commodity IndexSM is computed on the basis of hypothetical investments in the basket of commodities that make up the Bloomberg Commodity IndexSM.

Overview

The Bloomberg Commodity IndexSM was introduced in July 1998 to provide a unique, diversified and liquid benchmark for commodities as an asset class. The Bloomberg Commodity IndexSM currently is composed of the prices of 22 exchange-traded futures contracts on 20 physical commodities. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. The commodities included in the Bloomberg Commodity IndexSM for 2014 are: aluminum, coffee, copper, corn, cotton, crude oil (WTI and Brent), gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, Soybean meal, soybean oil, soybeans, sugar, unleaded gasoline, wheat (Chicago and KC HRW) and zinc. Futures contracts on the Bloomberg Commodity IndexSM are currently listed for trading on the Chicago Board of Trade (“CBOT”).

The Bloomberg Commodity IndexSM is a proprietary index that Bloomberg calculates. The methodology for determining the composition and weighting of the Bloomberg Commodity IndexSM and for calculating its value is subject to modification by Bloomberg at any time.

On July 1, 2014, Bloomberg became responsible for the governance, calculation, distribution and licensing of the Bloomberg Commodity IndexSM. The Bloomberg Commodity IndexSM was renamed from the Dow Jones–UBS Commodity IndexSM to the Bloomberg Commodity IndexSM and the ticker changed from “DJUBS” to “BCOM.” UBS has maintained its ownership, but will have no role in any aspect of index governance or calculation. Currently, Bloomberg does not expect to make any material alteration to the calculation methodology of the Bloomberg Commodity IndexSM.

The Bloomberg Commodity IndexSM Oversight Committee

The Bloomberg Commodity IndexSM Oversight Committee (the “Committee”) assists Bloomberg in connection with the operation of the Bloomberg Commodity IndexSM. The Committee includes senior representatives from various Bloomberg business units. Questions and issues relating to the application and interpretation of the index methodology and calculations during periods of extraordinary circumstances in particular will be resolved or determined by the Committee, unless circumstances do not permit convening of a meeting of the Committee for its decision. In such circumstances, any such questions and calculations will be resolved or determined by Bloomberg in consultation, if practicable, with UBS.

Additionally, an external index advisory committee will convene to provide Blomberg with guidance and feedback from the investment community on index products and processes.

As described in more detail below, the Bloomberg Commodity IndexSM is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Bloomberg Commodity IndexSM are determined each year in June by Bloomberg. Following the Committee’s annual meeting in June or July, the annual weightings are publicly announced in July.

Composition of the Bloomberg Commodity IndexSM

Commodities Available For Inclusion in the Bloomberg Commodity IndexSM

With the exception of several metals contracts (aluminum, lead, tin, nickel and zinc) that trade on the London Metal Exchange (“LME”), each of the commodities with the potential for inclusion in the Bloomberg Commodity IndexSM is the subject of a futures contract that trades on a U.S. exchange.

The 24 potential commodities currently are aluminum, cocoa, coffee, copper, corn, cotton, crude oil (WTI and Brent), gold, heating oil, lead, lean hogs, live cattle, natural gas, nickel, platinum, silver, Soybean meal, soybean oil, soybeans, sugar, tin, unleaded gasoline, wheat (Chicago and KC HRW) and zinc.

The 20 commodities underlying the Bloomberg Commodity IndexSM selected for 2014 are as follows: aluminum, coffee, copper, corn, cotton, crude oil (WTI and Brent), gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, Soybean meal, soybean oil, soybeans, sugar, unleaded gasoline, wheat (Chicago and KC HRW) and zinc.

Designated Contracts for Each Commodity

A futures contract known as a Designated Contract is selected for each commodity. With the exception of several LME contracts, where the Committee believes that there exists more than one futures contract with sufficient liquidity to be chosen as a Designated Contract for a commodity, the Committee selects the futures contract that is traded in North America and denominated in dollars. If more than one such contract exists, the Committee selects the most actively traded contract. Data concerning this Designated Contract will be used to calculate the Bloomberg Commodity IndexSM. The termination or replacement of a futures contract on an established exchange occurs infrequently; if a Designated Contract were to be terminated or replaced, a comparable futures contract would be selected, if available, to replace that Designated Contract.

The composition of the Bloomberg Commodity IndexSM is recalculated by Bloomberg in June of each year, under the supervision of the Committee, taking in account the relative liquidity and production percentages for each commodity designated for potential inclusion in the Bloomberg Commodity IndexSM.

Commodity Groups

For purposes of applying the diversification rules discussed above and below, the commodities available for inclusion in the Bloomberg Commodity IndexSM are assigned to “Commodity Groups.” The Commodity Groups, and the commodities currently included in each Commodity Group, are as follows:

Commodity Group	Commodity
Energy:	Crude Oil
Heating Oil
Natural Gas
Unleaded Gasoline
Precious Metals:	Gold
Platinum
Silver
Industrial Metals:	Aluminum
Copper
Lead
Nickel
Tin
Zinc
Livestock:	Lean Hogs

Commodity Group	Commodity
Live Cattle
Grains:	Corn
Soybean Meal
Soybean Oil
Soybeans
Wheat
Softs:	Cocoa
Coffee
Cotton
Sugar

Annual Reweightings and Rebalancings of the Bloomberg Commodity IndexSM

The Bloomberg Commodity IndexSM is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Bloomberg Commodity IndexSM are determined each year in June by AIG-FP under the supervision of the Committee, announced in July and implemented the following January.

Determination of Relative Weightings

The relative weightings of the component commodities included in the Bloomberg Commodity IndexSM are determined annually according to both liquidity and dollar-adjusted production data in 2/3 and 1/3 shares, respectively. Each June, for each commodity designated for potential inclusion in the Bloomberg Commodity IndexSM, liquidity is measured by the Commodity Liquidity Percentage (“CLP”) and production by the Commodity Production Percentage (“CPP”). The CLP for each commodity is determined by taking a five-year average of the product of trading volume and the historic dollar value of the Designated Contract for that commodity, and dividing the result by the sum of such products for all commodities which were designated for potential inclusion in the Bloomberg Commodity IndexSM. The CPP is determined for each commodity by taking a five-year average of annual world production figures, adjusted by the historic dollar value of the Designated Contract, and dividing the result by the sum of such production figures for all the commodities which were designated for potential inclusion in the Bloomberg Commodity IndexSM. The CLP and the CPP are then combined (using a ratio of 2:1) to establish the Commodity Index Percentage (“CIP”) for each commodity. This CIP is then adjusted in accordance with certain diversification rules in order to determine the commodities which will be included in the Bloomberg Commodity IndexSM (the “Index Commodities”) and their respective percentage weights.

The Bloomberg Commodity IndexSM is designed to provide diversified exposure to commodities as an asset class. To ensure that no single commodity or commodity sector dominates the Bloomberg Commodity IndexSM, the following diversification rules are applied to the annual reweighting and rebalancing of the Bloomberg Commodity IndexSM as of January of the applicable year:

•	No related group of commodities designated as a “Commodity Group” e.g., energy, precious metals, livestock, or grains) may constitute more than 33% of the Bloomberg Commodity IndexSM.

•	No single commodity may constitute more than 15% of the Bloomberg Commodity IndexSM.

•	No single commodity, together with its derivatives (e.g., crude oil, together with heating oil and unleaded gasoline), may constitute more than 25% of the Bloomberg Commodity IndexSM.

•	No single commodity that is in the Bloomberg Commodity IndexSM may constitute less than 2% of the Bloomberg Commodity IndexSM.

Following the annual reweighting and rebalancing of the Bloomberg Commodity IndexSM in January, the percentage of any single commodity or group of commodities at any time prior to the next reweighting or rebalancing will fluctuate and may exceed or be less than the percentages set forth above.

Commodity Index Multipliers

Following application of the diversification rules discussed above, CIPs are incorporated into the Bloomberg Commodity IndexSM by calculating the new unit weights for each Index Commodity. Towards the beginning of each new calendar year (the “CIM Determination Date”), the CIPs, along with the settlement values on that date for Designated Contracts included in the Bloomberg Commodity IndexSM, are used to determine a “Commodity Index Multiplier” or “CIM” for each Index Commodity. This CIM is used to achieve the percentage weightings of the Index Commodities, in dollar terms, indicated by their respective CIPs. After the CIMs are calculated, they remain fixed throughout the year. As a result, the observed price percentage of each Index Commodity will float throughout the year, until the CIMs are reset the following year based on new CIPs.

Calculations

The Bloomberg Commodity IndexSM is calculated by Bloomberg by applying the impact of the changes to the futures prices of commodities included in the Bloomberg Commodity IndexSM (based on their relative weightings). Once the CIMs are determined as discussed above, the calculation of the Bloomberg Commodity IndexSM is a mathematical process whereby the CIMs for the Index Commodities are multiplied by the prices in U.S. dollars for the applicable Designated Contracts. These products are then summed. The percentage change in this sum is then applied to the prior Index value to calculate the current Index value.

The Bloomberg Commodity IndexSM is a Rolling Index

The Bloomberg Commodity IndexSM is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying physical commodity. In order to avoid delivering the underlying physical commodities and to maintain exposure to the underlying physical commodities, periodically futures contracts on physical commodities specifying delivery on a nearby date must be sold and futures contracts on physical commodities that have not yet reached the delivery period must be purchased. The rollover for each contract occurs over a period of five Index Business Days each month according to a pre-determined schedule. This process is known as “rolling” a futures position. The Bloomberg Commodity IndexSM is, therefore, a “rolling index.”

Index Calculation Events

From time to time, disruptions can occur in trading futures contracts on various commodity exchanges. The daily calculation of the Bloomberg Commodity IndexSM will be adjusted in the event that Bloomberg determines that any of the following index calculation exists:

•	the termination or suspension of, or material limitation or disruption in the trading of any futures contract used in the calculation of the Bloomberg Commodity IndexSM on that day,

•	the settlement value of any futures contract used in the calculation of the Bloomberg Commodity IndexSM reflects the maximum permitted price change from the previous day's settlement value,

•	the failure of an exchange to publish official settlement values for any futures contract used in the calculation of the Bloomberg Commodity IndexSM, or

•	with respect to any futures contract used in the calculation of the Bloomberg Commodity IndexSM that trades on the LME, a business day on which the LME is not open for trading.

“Bloomberg®”, “Bloomberg Commodity IndexSM” are service marks of Bloomberg Finance L.P. and its affiliates (collectively, “Bloomberg”) and have been licensed for use for certain purposes by Morgan Stanley. Neither Bloomberg nor UBS Securities LLC and its affiliates (collectively, “UBS”) are affiliated with Morgan Stanley, and Bloomberg and UBS do not approve, endorse, review, or recommend the securities. Neither Bloomberg nor UBS guarantees the timeliness, accurateness, or completeness of any data or information relating to the Bloomberg Commodity IndexSM.

“Bloomberg®” and “Bloomberg Commodity IndexSM” are service marks of Bloomberg Finance L.P. and its affiliates (collectively, “Bloomberg”) and have been licensed for use for certain purposes by Morgan Stanley.

The securities are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC (“UBS Securities”) or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the securities or any member of the public regarding the advisability of investing in securities or commodities generally or in the securities particularly. The only relationship of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates to the Licensee is the licensing of certain trademarks, trade names and service marks and of the Bloomberg Commodity IndexSM, which is determined, composed and calculated by Bloomberg in conjunction with UBS Securities without regard to Morgan Stanley or the securities. Bloomberg and UBS Securities have no obligation to take the needs of Morgan Stanley or the owners of the securities into consideration in determining, composing or calculating Bloomberg Commodity IndexSM. None of Bloomberg, UBS AG, UBS Securities or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to notes customers, in connection with the administration, marketing or trading of the securities. Notwithstanding the foregoing, UBS AG, UBS Securities and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to the securities currently being issued by the Licensee, but which may be similar to and competitive with the securities. In addition, UBS AG, UBS Securities and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Bloomberg Commodity IndexSM and Bloomberg Commodity Index Total ReturnSM), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Bloomberg Commodity IndexSM and the securities.

This prospectus supplement relates only to commodity-linked notes and does not relate to the exchange-traded physical commodities underlying any of the Bloomberg Commodity lndexSM components. Purchasers of the securities should not conclude that the inclusion of a futures contract in the Bloomberg Commodity lndexSM is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates. The information in this prospectus supplement regarding the Bloomberg Commodity lndexSM components has been derived solely from publicly available documents. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the Bloomberg Commodity IndexSM components in connection with the securities. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Bloomberg Commodity lndexSM components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE BLOOMBERG COMMODITY INDEXSM OR ANY DATA RELATED THERETO AND NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BLOOMBERG COMMODITY INDEXSM OR ANY DATA RELATED THERETO. NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BLOOMBERG COMMODITY INDEXSM OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG BLOOMBERG, UBS SECURITIES AND MORGAN STANLEY, OTHER THAN UBS AG.

The S&P GSCI™ - ER

We have derived all information regarding the S&P GSCI™-ER contained in this prospectus supplement, including, without limitation, its make-up and method of calculation from publicly available information. The S&P GSCI™-ER is calculated, maintained and published daily, by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which we refer to as “S&P.” The S&P GSCI™-ER is a world production-weighted index that is designed to reflect the relative significance of each of its underlying commodities in the world economy. The S&P GSCI™-ER was established in May 1991 and represents the return of a portfolio of commodity futures contracts included in the S&P GSCI™, the composition of which, on any given day, reflects the contract production weights (referred to as “CPWs”) and “roll weights” of the contracts included in the S&P GSCI™ (discussed below).

On July 2, 2012, The McGraw-Hill Companies, Inc. (“McGraw-Hill”), the owner of the S&P Indices business, and CME Group Inc. (“CME Group”), the 90% owner of the CME Group and Dow Jones & Company, Inc. joint venture that owns the Dow Jones Indexes business, launched a new joint venture, S&P Dow Jones Indices LLC, which owns the S&P Indices business and the Dow Jones Indexes business, including the S&P GSCI™ Indices.

Value of the S&P GSCI™ - ER

The value of the S&P GSCI™-ER on any given day is equal to the product of (i) the value of the S&P GSCI™-ER on the immediately preceding day multiplied by (ii) one plus the contract daily return on the day on which the calculation is made. The value of the S&P GSCI™-ER is indexed to a normalized value of 100 on January 2, 1970.

Contract Daily Return

The contract daily return on any given day is equal to the sum, for each of the commodities included in the S&P GSCI™, of the applicable daily contract reference price on the relevant contract multiplied by the appropriate CPW and the appropriate “roll weight,” divided by the total dollar weight of the S&P GSCI™ on the preceding day, minus one.

The total dollar weight of the S&P GSCI™ is the sum of the dollar weight of each of its underlying commodities. The dollar weight of each such commodity on any given day is equal to (i) the daily contract reference price, (ii) multiplied by the appropriate CPWs and (iii) during a roll period, the appropriate “roll weights” (discussed below).

The daily contract reference price used in calculating the dollar weight of each commodity on any given day is the most recent daily contract reference price made available by the relevant trading facility, except that the daily contract reference price for the most recent prior day will be used if the exchange is closed or otherwise fails to publish a daily contract reference price on that day. In addition, if the trading facility fails to make a daily contract reference price available or publishes a daily contract reference price that, in the reasonable judgment of S&P, reflects manifest error, the relevant calculation will be delayed until the price is made available or corrected; provided that, if the price is not made available or corrected by 4:00 P.M. Eastern time, S&P may, if it deems such action to be appropriate under the circumstances, determine the appropriate daily contract reference price for the applicable futures contract in its reasonable judgment for purposes of the relevant S&P GSCI™ calculation.

The “roll weight” of each commodity reflects the fact that the positions in contracts must be liquidated or rolled forward into more distant contract expirations as they approach expiration. Since the S&P GSCI™ is designed to replicate the performance of actual investments in the underlying contracts, the rolling process incorporated in the S&P GSCI™ also takes place over a period of days at the beginning of each month (referred to as the “roll period”). On each day of the roll period, the “roll weights” of the first nearby contract expirations on a particular commodity and the more distant contract expiration into which it is rolled are adjusted, so that the hypothetical position in the contract on the commodity that is included in the S&P GSCI™ is gradually shifted from the first nearby contract expiration to the more distant contract expiration.

If any of the following conditions exists on any day during a roll period, the portion of the roll that would have taken place on that day is deferred until the next day on which such conditions do not exist: (i) no daily contract reference price is available for a given contract expiration; (ii) any such price represents the maximum or minimum price for such contract month, based on exchange price limits; (iii) the daily contract reference price published by the relevant trading facility reflects manifest error, or such price is not published by 4:00 P.M., Eastern time (in such event, S&P may determine a daily contract reference price and complete the relevant portion of the roll based on such price, but must revise the portion of the roll if the trading facility publishes a price before the opening of trading on the next day); or (iv) trading in the relevant contract terminates prior to its scheduled closing time.

If any of these conditions exist throughout the roll period, the roll will be effected in its entirety on the next day on which such conditions no longer exist.

The S&P GSCI™

We have derived all information regarding the S&P GSCI™ contained in this prospectus supplement, including, without limitation, its make-up and method of calculation from publicly available information. The S&P GSCI™ is calculated, maintained and published daily by S&P. The S&P GSCI™ is an index on a production-weighted basket of principal non-financial commodities (i.e., physical commodities) that satisfy specified criteria. The S&P GSCI™ is designed to be a measure of the performance over time of the markets for these commodities. The only commodities represented in the S&P GSCI™ are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries. The commodities included in the S&P GSCI™ are weighted, on a production basis, to reflect the relative significance (in the view of S&P, in consultation with the Index Committee and the Commodity Index Advisory Panel, as described below) of such commodities to the world economy. The fluctuations in the value of the S&P GSCI™ are intended generally to correlate with changes in the prices of such physical commodities in global markets. The S&P GSCI™ was established in 1991 and has been normalized such that its hypothetical level on January 2, 1970 was 100. Futures contracts on the S&P GSCI™, and options on such futures contracts, are currently listed for trading on the Chicago Mercantile Exchange.

Set forth below is a summary of the composition of and the methodology currently used to calculate the S&P GSCI™. The methodology for determining the composition and weighting of the S&P GSCI™ and for calculating its value is subject to modification in a manner consistent with the purposes of the S&P GSCI™, as described below. S&P makes the official calculations of the S&P GSCI™.

The Index Committee established by S&P to assist it in connection with the operation of the S&P GSCI™ generally meets once each year to discuss the composition of the S&P GSCI™. The Commodity Index Advisory Panel has an advisory role and cannot bind the Index Committee to any changes. The Commodity Index Advisory Panel meets at least annually to discuss market developments and potential changes to the S&P GSCI™.

On July 2, 2012, The McGraw-Hill Companies, Inc. (“McGraw-Hill”), the owner of the S&P Indices business, and CME Group Inc. (“CME Group”), the 90% owner of the CME Group and Dow Jones & Company, Inc. joint venture that owns the Dow Jones Indexes business, launched a new joint venture, S&P Dow Jones Indices LLC, which owns the S&P Indices business and the Dow Jones Indexes business, including the S&P GSCI™ Indices.

Composition of the S&P GSCI™

In order to be included in the S&P GSCI™ a contract must satisfy the following eligibility criteria:

•	The contract must be in respect of a physical commodity and not a financial commodity.

•	The contract must (a) have a specified expiration or term or provide in some other manner for delivery or settlement at a specified time, or within a specified period, in the future; and (b) at any given point in time, be available for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement; and (c) be traded on a trading facility which allows market participants to execute spread transactions, through a single order entry, between the pairs of contract expirations included in the S&P GSCI™ that, at any given point in time, will be involved in rolls to be effected pursuant to the S&P GSCI™.

•	The commodity must be the subject of a contract that is (a) denominated in U.S. dollars and (b) traded on or through an exchange, facility or other platform (referred to as a trading facility) that has its principal place of business or operations in a country which is a member of the Organization for Economic

Cooperation and Development and that meets other criteria relating to the availability of market price quotations and trading volume information, acceptance of bids and offers from multiple participants or price providers and accessibility by a sufficiently broad range of participants.

•	The price of the relevant contract that is used as a reference or benchmark by market participants (referred to as the daily contract reference price) generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion in the S&P GSCI™.

•	At and after the time a contract is included in the S&P GSCI™, the daily contract reference price for such contract must be published between 10:00 AM. and 4:00 P.M., Eastern time, on each business day relating to such contract by the trading facility on or through which it is traded.

•	For a contract to be eligible for inclusion in the S&P GSCI™, volume data with respect to such contract must be available for at least the three months immediately preceding the date on which the determination is made.

•	Contracts must also satisfy volume trading requirements and certain percentage dollar weight requirements to be eligible for inclusion in the S&P GSCI™.

The contracts currently included in the S&P GSCI™ are all futures contracts traded on the NYMEX, the ICE Futures, the Chicago Mercantile Exchange, the Chicago Board of Trade, the Coffee, Sugar & Cocoa Exchange, Inc., the New York Cotton Exchange, the Kansas City Board of Trade, the Commodities Exchange, Inc. and the LME.

Calculation of the S&P GSCI™

The value of the S&P GSCI™ on any given day is equal to the total dollar weight of the S&P GSCI™ divided by a normalizing constant that assures the continuity of the S&P GSCI™ over time.

Contract Expirations

Because the S&P GSCI™ is composed of actively traded contracts with scheduled expirations, it can only be calculated by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as “contract expirations.” The contract expirations included in the S&P GSCI™ for each commodity during a given year are designated by S&P, provided that each such contract must be an “active contract.” An “active contract” for this purpose is a liquid, actively traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

If a trading facility deletes one or more contract expirations, the S&P GSCI™ will be calculated during the remainder of the year in which such deletion occurs on the basis of the remaining contract expirations designated by S&P. If a trading facility ceases trading in all contract expirations relating to a particular contract, S&P may designate a replacement contract on the commodity. The replacement contract must satisfy the eligibility criteria for inclusion in the S&P GSCI™. To the extent practicable, the replacement will be effected during the next monthly review of the composition of the S&P GSCI™.